EXECUTION COPY

PURCHASE AGREEMENT

dated as of January 13, 2003

by and between

ARROW ELECTRONICS, INC.,

ARROW EUROPE GMBH,

ARROW ELECTRONICS CANADA LTD.,

(collectively, "Purchasers")

and

PIONEER-STANDARD ELECTRONICS, INC.,

PIONEER-STANDARD ILLINOIS, INC.,

PIONEER-STANDARD MINNESOTA, INC.,

PIONEER-STANDARD ELECTRONICS, LTD.,

PIONEER-STANDARD CANADA INC.,

(collectively, "Sellers")

TABLE OF CONTENTS

This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

Page

ARTICLE I SALE OF ASSETS AND SHARES; CLOSING and other matters *

1.01 Assets. *
1.02 Liabilities. *
1.03 Sale of GmbH Shares *
1.04 Purchase Price; Allocation; Adjustment *
1.05 Closing *
1.06 Employee Matters *
1.07 Third-Party Consents *
1.08 Further Assurances; Post-Closing Cooperation *

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLERS *

2.01 Organization of Sellers and the GmbH Subsidiary. *
2.02 Authority. *
2.03 No Conflicts. *
2.04 Governmental Approvals and Filings. *
2.05 Books and Records. *
2.06 Financial Statements. *
2.07 Absence of Changes. *
2.08 No Undisclosed Liabilities. *
2.09 Taxes. *
2.10 Legal Proceedings. *
2.11 Compliance With Laws and Orders. *
2.12 Benefit Plans *
2.13 Real Property Leases. *
2.14 WPI Shares and GmbH Shares. *
2.15 Intellectual Property Rights *
2.16 Contracts. *
2.17 Tangible Personal Property. *
2.18 Affiliate Transactions. *
2.19 Employees; Labor Relations. *
2.20 Environmental Matters. *
2.21 Substantial Customers and Suppliers. *
2.22 Accounts Receivable. *
2.23 Inventory. *
2.24 Product Warranties *
2.25 No Guarantees. *
2.26 Delphi. *
2.27 Brokers. *

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASERS *

3.01 Organization. *
3.02 Authority. *
3.03 No Conflicts. *
3.04 Governmental Approvals and Filings. *
3.05 Legal Proceedings. *
3.06 Brokers. *

ARTICLE IV COVENANTS OF SELLERs *

4.01 Regulatory and Other Approvals. *
4.02 HSR Filings, Filings with the Cartel Office and the Competition Act and WPI Filings. *
4.03 Investigation by Purchasers. *
4.04 No Solicitations. *
4.05 Conduct of Business. *
4.06 Employee Matters. *
4.07 Certain Restrictions. *
4.08 Delivery of Books and Records and Other Assets. *
4.09 Resignation of Managing Director of GmbH Subsidiary. *
4.10 Noncompetition. *
4.11 Sellers' Consents. *
4.12 Accounts Receivable/Lock-Boxes. *
4.13 Security Deposits. *
4.14 Trademark License. *
4.15 Assignment of Software License and Services Agreement. *
4.16 Notice, Cure and Disclosure Schedule Update. *
4.17 Fulfillment of Conditions/Transition. *
4.18 Termination of Distribution Agreement. *

ARTICLE V COVENANTS OF PURCHASERS *

5.01 Regulatory and Other Approvals. *
5.02 HSR Filings, Filings with the Cartel Office, the TIC and TSE and the Competition Bureau. *
5.03 Replacement of Letter of Credit. *
5.04 Appointment of Managing Director of the GmbH Subsidiary. *
5.05 Change of Name of GmbH Subsidiary. *
5.06 Product Liabilities/Returned Goods *
5.07 Notice and Cure. *
5.08 Fulfillment of Conditions. *

ARTICLE VI CONDITIONS TO OBLIGATIONS OF PURCHASERS *

6.01 Representations and Warranties. *
6.02 Performance. *
6.03 Officer's Certificates. *
6.04 Orders and Laws. *
6.05 Regulatory Consents and Approvals. *
6.06 Share Purchase and Transfer Agreement. *
6.07 Release of Liens on Accounts Receivable *
6.08 Transition Services Agreement *
6.09 Real Property Lease. *
6.10 Opinion of Counsel. *
6.11 Deliveries. *
6.12 Proceedings. *

ARTICLE VII CONDITIONS TO OBLIGATIONS OF SELLERS *

7.01 Representations and Warranties. *
7.02 Performance. *
7.03 Officer's Certificates. *
7.04 Orders and Laws. *
7.05 Regulatory Consents and Approvals. *
7.06 Deliveries. *
7.07 Proceedings. *

ARTICLE VIII tax matters and post-closing taxes *

8.01 Post-Closing Taxes. *
8.02 Other Tax Covenants. *

ARTICLE IX SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS *

9.01 Survival of Representations, Warranties, Covenants and Agreements. *

ARTICLE X INDEMNIFICATION *

10.01 Indemnification. *
10.02 Method of Asserting Claims. *

ARTICLE XI TERMINATION *

11.01 Termination. *
11.02 Effect of Termination. *

ARTICLE XII DEFINITIONS *

12.01 Definitions. *

ARTICLE XIII MISCELLANEOUS *

13.01 Notices. *
13.02 Bulk Sales Act. *
13.03 Entire Agreement. *
13.04 Expenses. *
13.05 Public Announcements. *
13.06 Confidentiality. *
13.07 Waiver. *
13.08 Joint and Several Liability. *
13.09 Amendment. *
13.10 No Third Party Beneficiary. *
13.11 No Assignment; Binding Effect. *
13.12 Headings. * Exhibit B Assumption Agreement
13.13 Invalid Provisions. *
13.14 Consent to Jurisdiction and Governing Law. *
13.15 Counterparts. *

EXHIBITS

Exhibit A General Assignment and Bill of Sale
Exhibit C Form of Assignment of Software License and Services Agreement
Exhibit D Officer's Certificate of Sellers
Exhibit E Secretary's Certificate of Sellers
Exhibit F Form of Share Purchase and Transfer Agreement for GmbH Shares
Exhibit G Form of Transition Service Agreement
Exhibit H Form of Opinion of Counsel to Sellers
Exhibit I Officer's Certificate of Purchasers
Exhibit J Secretary's Certificate of Purchasers

Annex A A) Form of Pre-Closing Balance Sheet and Closing Balance Sheet

B) Valuation Principles

Annex B Severance Policy

This PURCHASE AGREEMENT dated as of January 13, 2003 is made and entered into by and between Arrow Electronics, Inc., a New York corporation ("Arrow"), Arrow Europe GmbH, a limited liability company incorporated under the Laws of Germany ("Arrow Europe"), Arrow Electronics Canada Ltd., a Canadian corporation ("Arrow Canada"; each of Arrow, Arrow Europe and Arrow Canada, a "Purchaser" and collectively, "Purchasers") and Pioneer-Standard Electronics, Inc., an Ohio corporation ("Pioneer"), Pioneer-Standard Illinois, Inc., a Delaware corporation ("Pioneer Illinois"), Pioneer-Standard Minnesota, Inc., a Delaware corporation ("Pioneer Minnesota"), Pioneer-Standard Electronics, LTD., a Delaware limited partnership ("Pioneer LTD") and Pioneer-Standard Canada Inc., an Ontario corporation ("Pioneer Canada"; each of Pioneer, Pioneer Illinois, Pioneer Minnesota, Pioneer LTD and Pioneer Canada, a "Seller" and collectively, "Sellers"). Capitalized terms not otherwise defined herein have the meanings set forth in Section 12.01.

WHEREAS, Sellers and the GmbH Subsidiary are engaged in the distribution of semiconductors (including microprocessors, memory and programmable logic devices, and analog and digital integrated circuits), interconnect, passive and electromechanical components (including capacitors, connectors, resistors, switches and power conditioning equipment), power supplies and embedded computer products, including the business related to the Power and Signal line of products, and the provision of value added services associated with industrial electronic products, such as point of use inventory management, memory and logic device programming, power products integration and modification to customer specifications and supply chain management programs (collectively, the "Business");

WHEREAS, Pioneer owns all of the outstanding capital stock of or equity interest in Pioneer Illinois, Pioneer Minnesota, Pioneer LTD and Pioneer Canada and Arrow owns all of the outstanding capital stock of or equity interest in Arrow Canada and Arrow Europe;

WHEREAS, Pioneer owns one (1) share of capital stock, in the nominal amount of 25,000 euro (the "GmbH Shares") of Pioneer-Standard Electronics GmbH, a limited liability company incorporated under the Laws of Germany and registered with the commercial register at the local court of Langenfeld under HRB 3748 (the "GmbH Subsidiary");

WHEREAS, Pioneer desires to sell, and Arrow desires to purchase, the GmbH Shares on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, Sellers desire to sell, transfer and assign to Purchasers, and Purchasers desire to purchase and acquire from Sellers, certain of the assets of Sellers relating to the operation of the Business, and in connection therewith, Purchasers have agreed to assume certain of the liabilities of Sellers relating to the Business, all on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

SALE OF ASSETS AND SHARES; CLOSING and other matters

1.01 Assets.

(a) Assets Transferred. On the terms and subject to the conditions set forth in this Agreement, each Seller will sell, transfer, convey, assign and deliver to the applicable Purchaser (as described below), and Purchasers will purchase and pay for, at the Closing, all of the applicable Seller's right, title and interest in, to and under the following Assets and Properties of the applicable Seller used or held for use in connection with the Business, except as otherwise provided in Section 1.01(b), as the same shall exist on the Closing Date (collectively the "Assets"); provided however, that (i) to the extent that Pioneer Canada has any right, title and interest in any of the Assets (such assets, the "Canadian Assets"), such Canadian Assets shall be sold, transferred, conveyed, assigned and delivered to Arrow Canada (so long as the necessary approvals from the Competition Bureau shall have all been obtained prior to the Closing or, subsequent to the Closing, such approvals shall have all been obtained prior to the Drop Dead Date) and (ii) to the extent that Pioneer, Pioneer Illinois, Pioneer Minnesota, or Pioneer LTD have any right, title and interest in any of the Assets (such assets, the "U.S. Assets"), such U.S. Assets shall be sold, transferred, conveyed, assigned and delivered to Arrow; provided, further, however, that for purposes of this Agreement, (x) Pioneer Canada shall be the applicable Seller, and Arrow Canada shall be the applicable Purchaser, of the Canadian Assets, and (y) each of Pioneer, Pioneer Illinois, Pioneer Minnesota and Pioneer LTD shall be the applicable Seller, and Arrow shall be an applicable Purchaser, of the U.S. Assets:

    Inventory. All inventories of finished goods, demonstration equipment, packaging materials and other accessories related thereto which are held at, or are in transit from or to, the locations at which the Business is conducted, or located at customers' premises on consignment, in each case, which are associated with the suppliers listed on Section 1.01(a)(i) of the Disclosure Schedule (the "Named Suppliers") and are used or held for use by the applicable Seller in the conduct of the Business, including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person, together with all rights of the applicable Seller against suppliers of such inventories (the "Inventory"); provided, however, that Inventory shall not include any such inventories associated with any of the (A) Terminated Suppliers, (B) Terminated Business, or (C) Retained Intel Volume Business;
    Accounts Receivable. All trade accounts receivable representing amounts receivable in respect of goods shipped or services rendered by the Business and all notes, bonds and other evidences of Indebtedness of and rights to receive payments arising out of sales occurring in the conduct of the Business and the Security Agreements related thereto (the "Accounts Receivable"); provided, however, that the Accounts Receivable shall not include any accounts receivable (A) subject to any third party collection procedures or any other Actions or Proceedings which have been commenced in connection therewith, (B) that are associated with the Terminated Business or (C) that are solely related to the Retained Intel Volume Business;
    Business Contracts. Subject to Section 1.07, all Contracts (other than the Real Property Leases, the Personal Property Leases and the Accounts Receivable) to which the applicable Seller is a party and which are utilized in the conduct of the Business, including without limitation Contracts relating to suppliers, sales representatives, distributors, open purchase and sales orders, marketing arrangements, franchise agreements, manufacturing arrangements and terms and conditions of sale (the "Business Contracts"); provided, however, that Business Contracts shall not include Contracts relating to the (A) Terminated Suppliers, (B) Terminated Business, or (C) Retained Intel Volume Business (including any purchase orders with customers or suppliers relating to such Contracts);
    Prepaid Expenses. All prepaid expenses and deposits relating to the Business, other than the Excluded Prepaid Expenses, including but not limited to the items listed in Section 1.01(a)(iv) of the Disclosure Schedule (the "Prepaid Expenses");
    Real Property Leases. So long as the applicable Seller shall have delivered to the applicable Purchaser Estoppel Certificates and consents to assignment from the respective lessors with respect thereto, the leases of real property relating to the Power and Signal line of business and located in Solon, Ohio, Fremont, California and Hilden, Germany and listed on Section 1.01(a)(v) of the Disclosure Schedule, as to which the applicable Seller is the lessee, together with any options to purchase the underlying property and leasehold improvements thereon, and all other rights, subleases, licenses, permits, deposits and profits appurtenant to or related to such leases (the "Real Property Leases");
    Tangible Personal Property. So long as the applicable Seller shall have delivered to the applicable Purchaser Estoppel Certificates and consents to assignment from the respective lessors under the Real Property Leases, all of the applicable Seller's interest in the furniture, fixtures and improvements, office and other supplies, equipment, computers, telephone systems and machinery and other tangible personal property (other than Inventory) used or held for use in the conduct of the Business, which, except as listed in Section 1.01(a)(vi)(A) of the Disclosure Schedule, are located at the sites or facilities subject to the Real Property Leases (including but not limited to the items listed in Section 1.01(a)(vi)(B) of the Disclosure Schedule), including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person (the "Tangible Personal Property"); including the rights of the applicable Seller, if any, to the warranties, express or implied, and Licenses received from manufacturers and sellers of such Tangible Personal Property;
    Personal Property Leases. So long as the applicable Seller shall have delivered to the applicable Purchaser Estoppel Certificates and consents to assignment from the respective lessors under the Real Property Leases, subject to Section 1.06, the leases of Tangible Personal Property described in Section 1.01(a)(vii) of the Disclosure Schedule as to which the applicable Seller is the lessee or sublessee, together with any options to purchase the underlying property (the "Personal Property Leases");
    Intangible Personal Property. The Intellectual Property related to the Power and Signal line of business listed in Section 1.01(a)(viii) of the Disclosure Schedule (the "Intangible Personal Property");
    WPI Shares. So long as the WPI Necessary Approvals shall have all been obtained prior to the Closing or, subsequent to the Closing, the WPI Necessary Approvals shall have all been obtained prior to the Drop Dead Date, all of Seller's right, title and equity interest in, to and under the WPI Shares (the "WPI Shares");
    Security Deposits. So long as the applicable Seller shall have delivered to the applicable Purchaser Estoppel Certificates and consents to assignment from the respective lessors under the Real Property Leases, all security deposits deposited by or on behalf of the applicable Seller as lessee under the Real Property Leases, other than for the Hilden, Germany lease (the "Tenant Security Deposits"); and
    Books and Records. All Books and Records used or held for use in the conduct of the Business or otherwise relating to the Assets, other than the Excluded Books and Records (the "Business Books and Records").

To the extent any of the Business Books and Records are items susceptible to duplication and are either (x) used in connection with any of Sellers' businesses other than the Business or (y) are required by Law to be retained by Sellers, Sellers may deliver photostatic copies or other reproductions from which, in the case of Business Books and Records referred to in clause (x), information solely concerning Sellers' businesses other than the Business has been deleted.

    Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the following Assets and Properties of Sellers (the "Excluded Assets") shall be excluded from and shall not constitute Assets:
    Cash. Cash (including checks received prior to the close of business on the Closing Date, whether or not deposited or cleared prior to the close of business on the Closing Date), commercial paper, certificates of deposit and other bank deposits, treasury bills and other cash equivalents;
    Insurance. Life insurance policies of officers and other employees of Sellers and all other insurance policies relating to the operation of the Business;
    Excluded Prepaid Expenses. Prepaid expenses and deposits for (A) any insurance polices and (B) rent for leases or sub-leases of real property and personal Property, other than the Tenant Security Deposits and with respect to the Personal Property Leases (the "Excluded Prepaid Expenses");
    Employee Benefit Plans. All assets owned or held by any Benefit Plans;
    Tax Refunds, Credits and Assets. All refunds or credits, overpayments or rebates, if any, of Taxes due to or from any Seller for periods ending on or prior to the Closing Date, and all deferred tax assets;
    Real and Personal Property. All real property and personal property and leases and sub-leases of real property and personal property (whether or not used in connection with the Business), other than the Real Property Leases, Tangible Personal Property and Personal Property Leases;
    Excluded Books and Records. The minute books, stock transfer books and corporate seal of Sellers and any other Books and Records relating to the Excluded Assets or the Retained Liabilities (the "Excluded Books and Records");
    Litigation Claims. Any rights (including indemnification) and claims and recoveries under litigation of Sellers against third parties arising out of or relating to events prior to the Closing Date;
    Excluded Contracts. The rights of Sellers in, to and under all Contracts of any nature, the obligations of Sellers under which expressly are not assumed by the applicable Purchaser pursuant to Section 1.02(b);
    Trade name and Logo. Other than the Intangible Personal Property, all rights to all trademarks, service marks, trademark and service mark applications, and trade names owned by Sellers and utilized in connection with the Business (the "Retained Intellectual Property"), together with any and all goodwill associated therewith;
    Excluded Business. Any Assets and Properties of any of the (A) Excluded Business, (B) Terminated Suppliers, other than as provided for in Section 1.01(a)(ii), (C) Terminated Business, or (D) Retained Intel Volume Business;
    Agreements. Sellers' rights under this Agreement and the Operative Agreements; and
    Retained Intel Volume Business Reserves. Any reserves designated on Sellers' Books and Records as being related to the Accounts Receivable described in Section 1.01(a)(ii)(C).

To the extent any Excluded Books and Records relate to the Business, Sellers will afford Purchasers and their Representatives, during normal business hours, reasonable access to such portions of such Excluded Books and Records that relate to the Business and the right to make copies and extracts therefrom. Further, Sellers agree for such period as is required by Law and in any event for three (3) years that Sellers shall not destroy or otherwise dispose of any such Excluded Books and Records, to the extent such Excluded Books and Records relate to the Business, unless the applicable Seller shall first offer in writing to surrender such portions of such Excluded Books and Records that relate to the Business to the applicable Purchaser, and the applicable Purchaser shall not agree in writing to take possession thereof during the ten (10) Business Day period after such offer is made.

1.02 Liabilities.

(a) Assumed Liabilities. In connection with the sale, transfer, conveyance, assignment and delivery of the Assets pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, at the Closing, the applicable Purchaser will assume and agree to pay, perform and discharge when due, and indemnify and hold the applicable Seller harmless against, the following obligations of the applicable Seller arising in connection with the operation of the Business, except as otherwise provided in Section 1.02(b), as the same shall exist on the Closing Date (the "Assumed Liabilities"), and no others; provided, however, that to the extent that (i) any of the Assumed Liabilities relate to the Canadian Assets (such liabilities, the "Canadian Liabilities") then Arrow Canada shall pay, perform and discharge when due, and indemnify and hold harmless Pioneer Canada against such Canadian Liabilities (so long as the necessary approvals from the Competition Bureau shall have all been obtained prior to the Closing or, subsequent to the Closing, such approvals shall have all been obtained prior to the Drop Dead Date) and (ii) any of the Assumed Liabilities relate to the U.S. Assets (such liabilities, the "U.S. Liabilities"), then Arrow shall pay, perform and discharge when due, and indemnify and hold harmless Pioneer, Pioneer Illinois, Pioneer Minnesota, and Pioneer LTD against such U.S. Liabilities:

    Accounts Payable. All obligations of the applicable Seller with respect to those trade accounts payable associated with the Named Suppliers and relating to the Business or the Assets, incurred in bona-fide business transactions in the ordinary course of business, to the extent reflected or reserved against in the Pre-Closing Balance Sheet or arising in the ordinary course of business or in accordance with this Agreement thereafter and are included in the Closing Date Balance Sheet (the "Accounts Payable"); provided, however, that the Accounts Payable shall not include any such accounts payable or other liabilities associated with any of the (A) Terminated Suppliers, (B) Terminated Business, or (C) Retained Intel Volume Business.
    Obligations under Business Contracts. All obligations of the applicable Seller under the Business Contracts arising and to be performed on or after the Closing Date, and excluding any such obligations arising or to be performed prior to the Closing Date, including, without limitation, any breach or other violation by the applicable Seller of any of the Business Contracts occurring prior to the Closing, whether or not any claim for such breach or violation has been asserted at or prior to the Closing;
    Accrued Expenses. All obligations of the applicable Seller with respect to accrued expenses (including accrued vacation with respect to the Transferred Employees), to the extent reflected or reserved against in the Pre-Closing Balance Sheet or arising in the ordinary course of business or in accordance with this Agreement thereafter and are included in the Closing Date Balance Sheet (the "Accrued Expenses"); provided, however, that the Accrued Expenses shall not include any such accrued expenses with respect to any Benefit Plan, or associated with any of the (A) Terminated Suppliers, (B) Terminated Business, or (C) Retained Intel Volume Business;

(iv) Real Property Lease Obligations. All obligations of the applicable Seller under the Real Property Leases arising and to be performed on or after the Closing Date, and excluding any such obligations arising or to be performed prior to the Closing Date; and

(v) Personal Property Lease Obligations. All obligations of the applicable Seller under the Personal Property Leases arising and to be performed on or after the Closing Date, and excluding any such obligations arising or to be performed prior to the Closing Date.

    Retained Liabilities. Except for the Assumed Liabilities, Purchasers shall not assume by virtue of this Agreement or the transactions contemplated hereby, and Sellers shall retain responsibility for, and shall indemnify and hold harmless Purchasers against, any other liabilities, obligations or commitments of Sellers or of the Business of any nature whatsoever (including any Liabilities relating to the Sellers' conduct of the Business or to the Assets (and the use thereof) at any time on or prior to the Closing Date), including, without limiting the generality of the foregoing, the following liabilities of the Business (collectively, the "Retained Liabilities"):

(i) Plans. All liabilities and obligations under each of the Benefit Plans;

(ii) Taxes. All liabilities and obligations for taxes relating to the Business accrued (whether or not included on the Business Books and Records) and unpaid for all periods ending on or prior to the Closing Date, and all liabilities for deferred taxes;

(iii) Real Property. All liabilities and obligations under real property and leases and sub-leases of real property in connection with the Business other than with respect to the Real Property Leases;

(iv) Actions or Proceedings. Other than the one (1) Action specified in Section 1.02(b)(iv) of the Disclosure Schedule, all Actions or Proceedings pending against Sellers or relating to the operation of the Business prior to the Closing Date, whether or not such Action or Proceeding has been asserted prior or after the Closing Date;

(v) Environmental. All obligations relating to any environmental, health or safety matter (including any liability of or obligation arising under any Environmental Law or the Real Property Leases) arising out of or relating to facts, circumstances or conditions existing as of the Closing Date at, on, in or under the sites or facilities subject to the Real Property Leases;

(vi) Excluded Assets. All obligations of Sellers and their subsidiaries arising in connection with the Excluded Assets;

(vii) Other Businesses. Any obligations of Sellers related to the businesses of Sellers other than the Business, including any obligations relating to any of the (A) Excluded Business, (B) Terminated Suppliers, (C) Terminated Business, or (D) Retained Intel Volume Business;

(viii) Employees. All obligations of Sellers with respect to Sellers' employees other than as set forth in Section 1.06;

(ix) Returned Goods. All obligations with respect to the Business for repair or replacement of, or refund for, damaged, defective or returned goods sold by Sellers prior to the Closing Date (the "Returned Goods"); and

(x) Product Liabilities. All liabilities with respect to the Business arising out of claims of third parties for damage or injury suffered as the result of defective products sold by Sellers prior to the Closing Date (the "Product Liabilities").

1.03 Sale of GmbH Shares

. So long as the necessary approvals from the Cartel Office shall have all been obtained prior to the Closing or, subsequent to the Closing, such approvals shall have all been obtained prior to the Drop Dead Date, then on the terms and subject to the conditions set forth in this Agreement, at the Closing, Pioneer agrees to sell to Arrow Europe, and Arrow Europe agrees to purchase from Pioneer, all of the right, title and interest of Pioneer in and to the GmbH Shares.

1.04 Purchase Price; Allocation; Adjustment

. (a) Purchase Price. The aggregate purchase price, payable by Purchasers in the manner provided in Section 1.05, shall be an amount equal to the sum of: (i) $55,300,000, (ii) $217,100,000 (the "Adjusted September Balance Sheet Net Book Value"), (iii) the Pre-Closing Balance Sheet Adjustment Amount (as defined below), if any, (iv) the WPI Shares Purchase Price if all of the WPI Necessary Approvals have been obtained prior to the Closing, and minus the sum of (i) the GmbH Purchase Price and (ii) the Canadian Purchase Price (the "Closing Purchase Price"). For purposes of this Agreement, "Pre-Closing Balance Sheet Adjustment Amount" shall mean: (a) if the Estimated Net Book Value is greater than the Adjusted September Balance Sheet Net Book Value, the amount by which the Estimated Net Book Value exceeds the Adjusted September Balance Sheet Net Book Value, which amount shall be added to the Closing Purchase Price, and (b) if the Estimated Net Book Value is less than the Adjusted September Balance Sheet Net Book Value, the amount equal to the Adjusted September Balance Sheet Net Book Value less the Estimated Net Book Value, which amount shall be subtracted from the Closing Purchase Price.

    Allocation of Purchase Price. For purposes of this Agreement, "Purchase Price" shall mean the Closing Purchase Price, as adjusted as provided in paragraph (c) below. Purchasers and Sellers shall negotiate in good faith prior to the Closing Date and determine the allocation of the Purchase Price paid by each Purchaser for the Assets, other than with respect to (x) the GmbH Shares, which shall be the GmbH Purchase Price, and (y) the assets and liabilities of Pioneer Canada, which shall be the Canadian Purchase Price. Each party hereto agrees (i) that any such allocation shall be consistent with paragraph (a) above and the requirements of Section 1060 of the Code and the regulations thereunder, (ii) to complete jointly and to file separately Form 8594 with its Federal income Tax Return consistent with such allocation for the tax year in which the Closing Date occurs and (iii) that no party will take a position on any income, transfer or gains Tax Return, before any Governmental or Regulatory Authority charged with the collection of any such Tax or in any judicial proceeding, that is in any manner inconsistent with the terms of any such allocation without the consent of the other party. Arrow Canada and Pioneer Canada agree to elect jointly in the prescribed form under Section 22 of the Income Tax Act (Canada) and the equivalent provisions of any applicable provincial legislation as to the sale of the accounts receivable and other assets which are included in the Canadian Assets and described in section 22 of the Income Tax Act (Canada) or the applicable provincial legislation, and to designate in such election an amount equal to the portion of the Canadian Purchase Price allocated to such assets pursuant to this Section 1.04 as the consideration paid by Arrow Canada therefor.

(c) Adjustment of Purchase Price. The Closing Purchase Price shall be adjusted as of the Closing in the following manner:

(i) Net Book Value Adjustment. (A) Two (2) Business Days prior to the Closing Date, Sellers shall deliver to Purchasers (i) an unaudited balance sheet with respect to the Net Book Value (the "Pre-Closing Balance Sheet") which shall (1) be as of a date not more than five (5) Business Days prior to the Closing Date, (2) contain the same line item categories as those contained in the form of the balance sheet attached in Annex A hereto and the balance sheet dated September 30, 2002 (other than the line item "Investments"), which has been previously provided by Sellers to Purchasers and is attached hereto as Section 1.04(c)(i)(A)(i)(2) of the Disclosure Schedule (the "September Balance Sheet"), (3) be prepared from the Business Books and Records and in accordance with GAAP, as in effect from time to time, applied on a basis consistent with the Financial Statements, provided, however, that, notwithstanding the foregoing, the Pre-Closing Balance Sheet shall be prepared in accordance with the valuation principles set forth in Annex A hereto (together, the "Accounting Principles"), and (4) reflect no write-up of any individual asset of the Business which was included in the Financial Statements and is included in the Pre-Closing Balance Sheet to a book value greater than its book value in the Financial Statements, and (ii) a certificate of Sellers (the "Pre-Closing Certificate") setting forth thereon Sellers' good faith estimate of the Net Book Value as of the Closing Date (the "Estimated Net Book Value"), which shall be derived from and supported by the Pre-Closing Balance Sheet.

(B) As soon as practicable, and in no event later than 45 days following the Closing Date, Sellers shall prepare and deliver to Purchasers an audited balance sheet of the Net Book Value as of the Closing Date (the "Closing Date Balance Sheet"), together with a certificate of Sellers (the "Closing Date Certificate"), which shall set forth the Net Book Value as of the Closing Date (the "Closing Date Net Book Value") as derived from and supported by the Closing Date Balance Sheet. Sellers and Purchasers shall split equally the expenses incurred by Sellers in the preparation of the Closing Date Balance Sheet. As part of the preparation of the Closing Date Balance Sheet, Purchasers shall have the right to jointly conduct with Sellers a complete physical inventory of the Business as of the Closing Date and the results thereof shall be reflected in the Closing Date Balance Sheet. The Closing Date Balance Sheet shall (i) contain the same line item categories as those contained in the form of the balance sheet attached in Annex A hereto, the Pre-Closing Balance Sheet and the September Balance Sheet and (ii) be prepared from the Business Books and Records and in accordance with the Accounting Principles used in the preparation of the Pre-Closing Balance Sheet. Purchasers and their independent public accountant ("Purchasers' Accountant") may participate and observe the preparation of the Closing Date Balance Sheet. Sellers and their independent public accountant ("Sellers' Accountant") shall make all of their work papers and other relevant documents in connection with the preparation of the Closing Date Balance Sheet available to Purchasers and Purchasers' Accountant, and shall make the persons in charge of the preparation of the Closing Date Balance Sheet available for reasonable inquiry by Purchasers and Purchasers' Accountant.

(C) Purchasers shall notify Sellers in writing as soon as practicable, and in no event more than 30 days, following receipt of the Closing Date Balance Sheet and the Closing Date Certificate if they do not agree with the Closing Date Net Book Value set forth thereon, in which case Purchasers and Purchasers' Accountant, on the one hand, and Sellers and Sellers' Accountant, on the other, will use good faith efforts during the thirty (30) day period following the date Sellers received such notice from Purchasers to resolve any differences they may have as to the Closing Date Net Book Value. Such written notice will identify with reasonable specificity the calculations with which Purchasers disagree or other bases for such disagreement. If Sellers and Purchasers cannot reach agreement during such thirty (30) day period, they shall submit their disagreements within fifteen (15) days after the expiration of such thirty (30) day period to an independent, nationally-recognized public accounting firm jointly selected by Sellers' Accountant and Purchasers' Accountant (the "Independent Accountant"), which shall conduct such additional review as is necessary to resolve the specific disagreements referred to it and, based thereon, shall determine the Closing Date Net Book Value. The review of the Independent Accountant will be restricted as to scope to address only those matters as to which Sellers and Purchasers have not reached agreement pursuant to the preceding sentence. The Independent Accountant's determination of the Closing Date Net Book Value, which shall be completed as promptly as practicable but in no event later than thirty (30) days following its selection, shall be confirmed by the Independent Accountant in writing to, and shall be final and binding on, each of Sellers and Purchasers for all purposes.

(D) In the event that the Closing Date Net Book Value determined in accordance with subparagraphs (B) and (C) of this Section 1.04(c), as the case may be (the "Final Net Book Value") is less than the Estimated Net Book Value (such difference being herein referred to as the "Net Worth Deficiency"), then Sellers shall, within three (3) Business Days following the date of determination of the Final Net Book Value (the "Determination Date"), pay to Purchasers, if the amount of the Net Worth Deficiency exceeds the Holdback Amount, such excess amount and Purchasers shall retain the Holdback Amount; provided, however, that, if the amount of the Net Worth Deficiency is less than the Holdback Amount, Purchasers shall, within three (3) Business Days following the Determination Date, pay to Sellers, the amount equal to the Holdback Amount less the Net Worth Deficiency. In the event that the Final Net Book Value is greater than the Estimated Net Book Value (such difference being herein referred to as the "Net Worth Excess"), Purchasers shall, within three (3) Business Days following the Determination Date, pay to Sellers the amount equal to the sum of the Net Worth Excess and the Holdback Amount. If the Final Net Book Value is equal to the Estimated Net Book Value, Purchasers shall, within three (3) Business Days following the Determination Date, pay to Sellers the Holdback Amount.

(E) Daily interest shall accrue on the Holdback Amount from the Closing Date until the payment thereof at an annualized rate equal to four and one-half percent (4-1/2%). Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest so payable and the principal amount of the Holdback Amount shall be payable by wire transfer of immediately available funds to such account as Sellers may direct by written notice delivered to Purchasers.

(F) If the Closing Date Net Book Value as determined by the Independent Accountant is closer to the Closing Date Net Book Value advocated by (i) Sellers than it is to the Closing Date Net Book Value advocated by Purchasers, Purchasers shall pay the fees, costs and expenses of the Independent Accountant for services rendered pursuant to this Section or (ii) Purchasers than it is to the Closing Date Net Book Value advocated by Sellers, Sellers shall pay the fees, costs and expenses of the Independent Accountant for services rendered pursuant to this Section. Otherwise, such fees, costs and expenses shall be paid equally by Sellers and Purchasers.

(G) If the sale of the GmbH Shares and/or the Canadian Assets does not occur on the Closing Date due to the failure to obtain the necessary approvals of the Cartel Office and/or the Competition Bureau (as the case may be) but such approval(s) are obtained prior to the Drop Dead Date, then at the subsequent closing of the sale of the GmbH Shares and/or the Canadian Assets (as the case may be), the parties shall apply the principals and adjustment mechanisms set forth in this Section 1.04 to the GmbH Shares and/or the Canadian Assets (as the case may be) to obtain the same result as if such sale(s) occurred on the Closing Date.

1.05 Closing

. (a) The Closing will take place at the offices of Milbank, Tweed, Hadley & McCloy LLP, at 1 Chase Manhattan Plaza, New York, NY, or at such other place as Purchasers and Sellers mutually agree, at 10:00 A.M. local time, on the Closing Date. At the Closing, Purchasers will pay the Closing Purchase Price and the Canadian Purchase Price, less five percent (5%) of an amount equal to the Closing Purchase Price plus the Canadian Purchase Price plus the GmbH Purchase Price less the WPI Shares Purchase Price (the "Holdback Amount"), by wire transfer of immediately available funds to such accounts as Sellers may reasonably direct by written notice delivered to Purchasers by Sellers at least two (2) Business Days before the Closing Date. Simultaneously, (a) each of Pioneer, Pioneer Illinois, Pioneer Minnesota, and Pioneer LTD will assign and transfer to Arrow all of its right, title and interest in and to the U.S. Assets and Pioneer Canada will assign and transfer to Arrow Canada all of its right, title and interest in and to the Canadian Assets (in each case, free and clear of all Liens, other than Permitted Liens) by delivery of (i) a General Assignment and Bill of Sale substantially in the form of Exhibit A hereto (the "General Assignment"), duly executed by the applicable Seller, (ii) an assignment of the Intangible Personal Property, duly executed by the applicable Seller, in form and substance reasonably satisfactory to the applicable Purchaser, (iii) an assignment of the Real Property Leases, duly executed by the applicable Seller, in form and substance reasonably satisfactory to the applicable Purchaser, (iv) a Share Purchase and Transfer Agreement substantially in the form of Exhibit F hereto, duly executed by Pioneer and notarized in accordance with German Law, and (v) such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance reasonably acceptable to Purchasers' counsel, as shall be effective to vest in the applicable Purchaser good title to the applicable Assets as and to the extent provided in Section 1.01(a) (the General Assignment and the other instruments referred to in clauses (ii) and (iii) being collectively referred to herein as the "Assignment Instruments"); furthermore, Sellers will deliver to Purchasers a copy of the Deed of Incorporation and the Minute Book of the GmbH Subsidiary; (b) Arrow will assume from Pioneer, Pioneer Illinois, Pioneer Minnesota, and Pioneer LTD the due payment, performance and discharge of the U.S. Liabilities and Arrow Canada will assume from Pioneer Canada the due payment, performance and discharge of the Canadian Liabilities by delivery of (i) an Assumption Agreement substantially in the form of Exhibit B hereto (the "Assumption Agreement"), duly executed by the applicable Purchaser, and (ii) such other good and sufficient instruments of assumption, in form and substance reasonably acceptable to Sellers' counsel, as shall be effective to cause the applicable Purchaser to assume the applicable Assumed Liabilities as and to the extent provided in Section 1.02(a) (the Assumption Agreement and such other instruments referred to in clause (ii) being collectively referred to herein as the "Assumption Instruments"); and (c) if all of the WPI Necessary Approvals have been obtained prior to the Closing, Pioneer will deliver to Arrow certificates representing all of Pioneer's right, title and interest in and to the WPI Shares, each such certificate to be duly and validly endorsed in favor of Arrow or accompanied by a separate stock power duly and validly executed by Pioneer with requisite stock transfer stamps, if any, and otherwise sufficient to vest in the applicable Purchaser good and valid title in and to the WPI Shares. At the Closing, there shall also be delivered to Sellers and Purchasers the opinions, certificates and other contracts, documents and instruments required to be delivered under Articles VI and VII.

(b) If all of the consents, approvals and actions of, filings with and notices to, the Governmental or Regulatory Authorities specified in Section 2.14(a) of the Disclosure Schedule, if any, necessary to vest in Arrow good and valid title to the WPI Shares ("WPI Necessary Approvals"), have not been obtained prior to the Closing, then Pioneer and Arrow shall use reasonable efforts to obtain all the WPI Necessary Approvals by such date that is thirty (30) days after the Closing Date (the "WPI Drop Dead Date"). If Pioneer and Arrow are able to obtain all of the WPI Necessary Approvals by the WPI Drop Dead Date, then, as promptly as practicable after such date (the "WPI Approval Date") and at such place as mutually agreed by Pioneer and Arrow: (i) Arrow shall pay the WPI Shares Purchase Price to Pioneer and (ii) Pioneer shall deliver to Arrow Europe certificates representing all of Pioneer's right, title and interest in and to the WPI Shares. If Pioneer and Arrow are unable to obtain all of the WPI Necessary Approvals by the WPI Drop Dead Date, then Arrow shall not be obligated to purchase the WPI Shares or pay the WPI Shares Purchase Price to Pioneer.

(c) In the event that at Closing all of the conditions precedent set forth in Articles VI and VII have been satisfied or waived except that the parties have not obtained the consents, approvals and actions of, filings with and notices to, (i) the Cartel Office necessary to vest in Arrow Europe good and valid title to the GmbH Shares and/or (ii) the Competition Bureau necessary to vest in Arrow good and valid title to the Canadian Assets, then (A) the parties will consummate the Closing without acquiring the GmbH Shares and/or (as the case may be) the Canadian Assets and assuming the Canadian Liabilities, (B) the Net Book Value of the GmbH Subsidiary and/or (as the case may be) of Pioneer Canada will be excluded from the Pre-Closing Balance Sheet and the Closing Balance Sheet and (C) Pioneer and Arrow shall use reasonable efforts to obtain such approvals from the Cartel Office and/or (as the case may be) the Competition Bureau by such date that is six (6) months after the Closing Date (the "Drop Dead Date"). If Pioneer and Arrow are able to obtain all of such approvals from the Cartel Office by the Drop Dead Date, then, as promptly as practicable after such date (the "GmbH Approval Date") and at such place as mutually agreed by Pioneer and Arrow: (1) Arrow shall pay the GmbH Purchase Price to Pioneer and (2) Pioneer shall deliver to Purchasers the executed Share Purchase and Transfer Agreement and shall deliver such other documents and take such other actions, if any, sufficient to vest in Arrow Europe good and valid title in and to the GmbH Shares. If Pioneer and Arrow are unable to obtain all of such approvals from the Cartel Office by the GmbH Drop Dead Date, then Arrow shall not be obligated to purchase the GmbH Shares or pay the GmbH Purchase Price to Pioneer. If Pioneer and Arrow are able to obtain all of such approvals from the Competition Bureau by the Drop Dead Date, then, as promptly as practicable after such date (the "Canadian Approval Date") and at such place as mutually agreed by Pioneer and Arrow: (1) Arrow shall pay the Canadian Purchase Price to Pioneer and assume the Canadian Liabilities and (2) Pioneer shall deliver to Arrow Canada all of its right, title and interest in and to the Canadian Assets. If Pioneer and Arrow are unable to obtain all of such approvals from the Competition Bureau by the Drop Dead Date, then Arrow shall not be obligated to purchase the Canadian Assets, assume the Canadian Liabilities or pay the Canadian Purchase Price to Pioneer. If at the Closing Date the necessary approvals of the Cartel Office with respect to the GmbH Subsidiary and/or the Competition Office with respect to Pioneer Canada have not been obtained, the commencement date for the provision of services under the Transition Services Agreement with respect to the GmbH Subsidiary and/or the Canada Assets (as the case may be) shall be deferred until the closing(s) of the sale of the GmbH Subsidiary and/or the Canada Assets (as the case may be).

1.06 Employee Matters

. (a) Selected Employees. (i) At or prior to Closing, the Purchasers will extend offers of employment, commencing as of 12:01 a.m. on the day following the Closing Date, at such salary, compensation levels and terms and conditions as such Purchasers may determine, to the Selected Employees, which offers shall be conditioned on the Closing. Each Selected Employee who accepts Purchasers' offer of employment shall become an employee of the Purchasers as of 12:01 a.m. on the day following the Closing Date and shall thereafter be a "Transferred Employee". Purchasers shall assume all employment obligations accruing or arising after such time with respect to the Transferred Employees. In addition, Purchasers agree that in connection with their employment of any Transferred Employees, such Purchasers shall (x) give full credit for years of service with Sellers for purposes of eligibility and vesting under Purchasers' Plans, (y) impose no waiting period for benefits participation, and (z) impose no exclusions from health benefits for pre-existing medical conditions, other than those medical conditions excluded under Sellers' health plans.

(ii) Subsequent to the Closing Date, Sellers, in their sole option, may retain or terminate any Employees other than the Transferred Employees, and Purchasers shall, within thirty (30) days after receipt of an invoice from the Sellers setting forth the names of such terminated Employees and the amounts actually paid by the Sellers to or on behalf of such terminated Employees, reimburse Sellers for any severance payments actually paid by Sellers to or on behalf of any terminated Employees pursuant to the Severance Policy as a result of the Sellers' termination of such Employees (x) on the day of the Closing or at any time during the two-week period after the Closing Date, (y) a later date to comply with the WARN ACT, or (z) with respect to any Employees who are retained by Sellers to provide services under the Transition Services Agreement, on the day of termination of such Employees by Sellers provided, however, that Purchasers shall not be obligated to reimburse Sellers for any severance payments made to any Selected Employees who are offered employment by Purchasers with substantially equivalent compensation and benefits, in the aggregate, to that currently being provided by Sellers to each such Selected Employee, and at the same work location or at a work location that is not more than fifty (50) miles from such location, and who do not accept the Purchasers' offer of employment; provided, further, that Purchasers shall not be obligated to reimburse Sellers for any additional severance to any vice-presidents not required by the Severance Policy as listed on Section 2.07 of the Disclosure Schedules. To the extent Sellers terminate any employees after the Closing Date but before expiration of the two-week period following the Closing Date, Sellers shall be solely responsible for all employment obligations (other than severance, which shall be addressed in the manner described in this Section 1.06) accruing or arising with respect to such Employees during such time. Purchasers shall not be obligated to reimburse Sellers for any such severance payments to Employees terminated by Sellers after the time periods specified in clauses (x) through (z) above.

(iii) In the event that Purchasers offer any Selected Employee employment that is not substantially equivalent in compensation and benefits, in the aggregate, to that currently being provided by Sellers to each such Selected Employee, or which involves a change in work location of fifty (50) or more miles, and any such Selected Employee declines such employment, Purchasers shall, within thirty (30) days after receipt of an invoice from Sellers setting forth the names of such Selected Employees and the amounts actually paid by Sellers to or on behalf of such Selected Employees, reimburse Sellers for any severance payments Sellers actually pay to or on behalf of such Selected Employees pursuant to the Severance Policy.

(iv) Sellers hereby represent and warrant to Purchasers that the transactions contemplated by this Agreement shall not trigger any "change of control", as such term is defined in any employment agreement or change of control agreement with or relating to any Employees. In the event that any claim or demand is made in respect of which an Employee asserts against or seeks to be collected from any of Purchasers any payments or other benefits arising in connection with a "change of control", including, without limitation, as a result of any court of competent jurisdiction or other competent Governmental or Regulatory Authority determining that a "change of control" has occurred that would trigger any payments or other benefits, Sellers shall indemnify and hold harmless Purchasers for all costs and expenses incurred in defending and/or paying any such claim or demand and any Losses or Liabilities related thereto.

(v) Nothing contained in this Agreement shall confer upon any Transferred Employee any right to continued employment by any of Purchasers, nor shall anything herein interfere with the right of Purchasers to terminate the employment of any Transferred Employee, with or without cause, subject to applicable law. No provision of this Agreement shall create any third party beneficiary rights in any Employee, or any beneficiary or dependents thereof.

(vi) Sellers hereby waive, with respect to the solicitation of employment or employment by Purchasers of any Selected Employee, any claims or rights Sellers may have against Purchasers or any such Selected Employee under any non-hire, non-solicitation, non-competition, confidentiality or employment agreement or any cause of action based on similar rights arising by contract, at common law or by statute or regulation. Sellers hereby assign, to the extent legally permissible, to Purchasers all of Sellers' rights to enforce the provisions of any non-competition agreement between any of Sellers and any Transferred Employee and any non-hire, non-solicitation, confidentiality, assignment of inventions or similar agreement between such Sellers and any Transferred Employee.

(vii) During the time that this Agreement shall remain in effect and for a period of three (3) years following the Closing Date, each of Sellers agree that it shall take no action, formal or informal, direct or indirect, to (A) solicit the employment of any Transferred Employees other than through general advertising not specifically directed at such employees, (B) hire any Transferred Employees of Purchasers, except as a result of actions permitted by clause (A) above, or (C) solicit, entice, induce or encourage any Transferred Employees or any other employee, consultant or independent contractor of Purchasers to terminate his, her or its relationship with any of Purchasers in order to become an employee of, or a consultant or independent contractor to, a person other than Purchasers; provided, however, that Sellers shall not be restricted from soliciting the employment of or hiring any Transferred Employees that have previously been terminated by Purchasers or have terminated their employment with Purchasers other than as a result of Sellers' violation of this Section 1.06(a)(vii).

(b) WARN Act Notices. Sellers shall be responsible for providing any notices required under the Worker Adjustment and Retraining Notification Act (the "WARN Act"), and shall hold harmless and indemnify Purchasers from and against any liability or damages resulting from Sellers' failure to comply with the WARN Act.

(c) Miscellaneous Employment Matters.

    Subject to the other provisions of Sections 1.06(a)(i), (a)(ii), (a)(iii), and (c)(vi), Purchasers shall not assume any obligations to any Selected Employee who does not become a Transferred Employee, including, without limitation, any obligations or liabilities for any dismissal benefits, severance or restructuring costs, other than as required under the Severance Policy.
    Except as set forth in Section 1.06(a)(i), (a)(ii) and (a)(iii), and subject to the terms of Section 1.06(c)(vi), Purchasers shall not assume any obligations to any Employee, including any Transferred Employee, including, without limitation any wages (including salary and commissions), vacation pay (other than as provided in Section 1.02(a)(iii)), severance pay, sick leave, medical, life insurance, disability and other welfare plan expenses and benefits of any type or nature, that accrued prior to the Closing Date.
    Purchasers are not assuming any of the Benefit Plans of any of the Sellers, and Purchasers shall have no liability whatsoever to employees of Sellers with respect to accrued or future benefits under any such Benefit Plans (other than as provided in Section 1.02(a)(iii)), whether or not any of such employees are offered employment by, or become employees of, Purchasers, and Sellers shall defend, indemnify and hold Purchasers harmless against any claims that they have liability under such Benefit Plans.
    [Intentionally omitted.]
    Prior to the Closing Date, Purchasers shall establish or designate one or more 401(k) defined contribution plans ("Purchasers' 401(k) Plan") in which the Transferred Employees shall commence to participate on the day after the Closing Date. Purchasers shall permit any Transferred Employee who was covered under a 401(k) defined contribution plan of Sellers ("Sellers' 401(k) Plan") to elect a direct rollover of the Transferred Employee's rollover-eligible distribution (including any outstanding participant loan) from Sellers' 401(k) Plan to Purchasers' 401(k) Plan.
    Except as expressly limited by this Agreement, Purchasers acknowledge and assume sole and exclusive responsibility for all decisions and actions relating to Purchasers' employment of any Employees, including, but not limited to, any and all decisions to hire or not hire, job assignments, compensation, and benefits. Accordingly, Purchasers agree to indemnify and hold harmless Sellers for any and all liability(ies) arising to Sellers from such decisions, if any, including, but not limited to, reimbursement of Sellers' attorneys' fees for defending any claims by any Employees relating to such decisions and actions of Purchasers, provided, however, that, upon acknowledging Purchasers' obligation therefor, Purchasers shall have the right to assume control of any defense of such claims, including without limitation the selection of legal counsel, and, provided, further, that Sellers shall not make any payments to or on behalf of any such Employees in connection with such claims, as settlement payments or otherwise, without the express written consent of Purchasers.

1.07 Third-Party Consents

. To the extent that any Business Contract or Personal Property Lease is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof or a default thereunder. Sellers and Purchasers shall use commercially reasonable efforts to obtain the consent of such other party to the assignment of any such Business Contract or Personal Property Lease to Purchasers in all cases in which such consent is required for such assignment. If any such consent shall not be obtained, Sellers shall cooperate with Purchasers in any reasonable arrangement designed to provide for Purchasers the benefits intended to be assigned to Purchasers under the Business Contract or Personal Property Lease, including enforcement at the cost and for the account of Purchasers of any and all rights of Sellers against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and to the extent that such arrangement cannot be made to the reasonable satisfaction of Purchasers, (a) such Purchasers shall have the right to exclude such Business Contract or Personal Property Lease from the Assets pursuant to Section 1.01, (b) Purchasers shall have no obligation pursuant to Section 1.02 or otherwise with respect to any such Business Contract or Personal Property Lease, and (c) such Business Contract or Personal Property Lease shall be excluded from the Pre-Closing Balance Sheet and the Closing Date Balance Sheet.

1.08 Further Assurances; Post-Closing Cooperation

. (a) At any time or from time to time after the Closing, at Purchasers' request and without further consideration, Sellers shall execute and deliver to Purchasers such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchasers may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Purchasers the Business, and to confirm Purchasers' title to the Assets.

    Except with regard to matters set forth in Articles IX and X, effective on the Closing Date, Sellers hereby constitute and appoint Purchasers the true and lawful attorney of Sellers, with full power of substitution, in the name of Sellers or Purchasers, but on behalf of and for the benefit of Purchasers: (i) to demand and receive from time to time any and all of the Assets and to make endorsements and give receipts and releases for and in respect of the same and any part thereof; (ii) to institute, prosecute, compromise and settle any and all Actions or Proceedings that Purchasers may deem reasonably proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets; (iii) to defend or compromise any or all Actions or Proceedings in respect of any of the Assets; and (iv) to do all such acts and things in relation to the matters set forth in the preceding clauses (i) through (iii) as Purchasers shall deem desirable. Sellers hereby acknowledge that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by them in any manner or for any reason. Sellers shall deliver to Purchasers at Closing an acknowledged power of attorney to the foregoing effect executed by Sellers. Purchasers shall indemnify and hold harmless Sellers from any and all Losses caused by or arising out of any actions by Purchasers in their exercise of such power of attorney.
    Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom (provided such access does not unreasonably interfere with the business operations of each party), to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any party to this Agreement or any of the Operative Agreements or (v) in connection with any actual or threatened Action or Proceeding. Further each party agrees for a period as is required by Law and in any event for three (3) years not to destroy or otherwise dispose of any books, records and other data relating to the Business unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) Business Day period after such offer is made.
    If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business not referred to in paragraph (c) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense.
    Notwithstanding anything to the contrary contained in this Section 1.08, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance paragraphs (c) or (d) of this Section shall be subject to applicable rules relating to discovery.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLERS

Sellers hereby represent and warrant to Purchasers as follows:

2.01 Organization of Sellers and the GmbH Subsidiary.

(a) Each Seller is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and has full power and authority to conduct the Business as and to the extent now conducted and to own, use and lease the Assets.

(b) The GmbH Subsidiary is a limited liability company (Gesellschaft mit beschränkter Haftung) duly organized and validly existing under the Laws of the Germany, and has full power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Section 2.01(b)(i) of the Disclosure Schedule lists all lines of business in which the GmbH Subsidiary is currently participating or engaged. The GmbH Subsidiary is duly qualified and licensed or admitted to do business in those jurisdictions specified in Section 2.01(b)(ii) of the Disclosure Schedule, which are the only jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by the GmbH Subsidiary to be so qualified, licensed or admitted can, in the aggregate, be eliminated without material cost or expense by becoming qualified, licensed or admitted. The name of each Managing Director (Geschäftsführer) of the GmbH Subsidiary on the date hereof, is listed in Section 2.01(b)(iii) of the Disclosure Schedule. Sellers have prior to the execution of this Agreement delivered to Purchasers true and complete copies of the "Satzung" of the GmbH Subsidiary as in effect on the date hereof.

2.02 Authority.

Each Seller has full power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including without limitation to sell and transfer (pursuant to this Agreement) the Assets. The execution and delivery by each Seller of this Agreement and the Operative Agreements to which it is a party, and the performance by such Seller of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of such Seller, if applicable, and otherwise, in accordance with applicable Law, no other action on the part of such Seller or its stockholders or partners being necessary. This Agreement and the Operative Agreements have been duly and validly executed and delivered by each Seller and constitutes, and upon the execution and delivery by such Seller of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of each Seller enforceable against such Seller in accordance with their terms.

2.03 No Conflicts.

The execution and delivery by each Seller of this Agreement do not, and the execution and delivery by each Seller of the Operative Agreements to which it is a party, the performance by such Seller of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

    conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or code of regulations (or other comparable corporate charter documents) of any Seller and the GmbH Subsidiary;
    subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.04 of the Disclosure Schedule, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to any Seller or the GmbH Subsidiary with respect to the Business or to the Assets; or
    except as disclosed in Section 2.03 of the Disclosure Schedule or other than any customer contracts, purchase orders, sales orders and any non-disclosure agreements, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require any Seller or the GmbH Subsidiary to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon any Seller or the GmbH Subsidiary or any of the Assets under, any Contract by which any Seller or the GmbH Subsidiary, or any of the Assets, is bound.

2.04 Governmental Approvals and Filings.

Except as disclosed in Section 2.04 of the Disclosure Schedule and for such filings, if any, required with (i) the United States Federal Trade Commission (the "FTC") and the Department of Justice (the "DOJ") pursuant to the HSR Act, (ii) the German Federal Cartel Office (the "Cartel Office") pursuant to the Gesetz gegen Wettbewerbsbeschränkungen, (the "GWB") and the Taiwanese Investment Commission (the "TIC") (iii) Taiwanese Stock Exchange (the "TSE") pursuant to applicable Taiwanese law, and (iv) the Canadian Competition Bureau (the "Competition Bureau") pursuant to the Competition Act of Canada (the "Competition Act") no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of any Seller or, prior to the Closing Date, the GmbH Subsidiary is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

2.05 Books and Records.

(a) Except as set forth in Section 2.05 of the Disclosure Schedule, none of the Business Books and Records is recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of one or more of Sellers.

(b) The minute books and other similar records of the GmbH Subsidiary as made available to Purchasers prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders of the GmbH Subsidiary. Prior to the execution of this Agreement, no transfers of shares in the GmbH Subsidiary have occurred. The Books and Records of the GmbH Subsidiary are under the exclusive ownership and direct control of the GmbH subsidiary.

2.06 Financial Statements.

Prior to the execution of this Agreement, Sellers have delivered to Purchasers true and complete copies of the following financial statements (the financial statements set forth in subparagraphs (a) and (b) below, collectively, the Financial Statements"):

    the unaudited balance sheets of the Business as of March 31, 2001 and March 31, 2002, and the unaudited statements of income of the Business for each of the fiscal years ended as of March 31, 2001 and March 31, 2002; and

(b) the unaudited balance sheets of the Business as of June 30, 2002 and September 30, 2002, and the related unaudited statements of income of the Business for the portion of the fiscal year then ended.

Except as set forth in the notes thereto and as disclosed in Section 2.06 of the Disclosure Schedule, all such Financial Statements (i) were prepared in accordance with GAAP as in effect from time to time, (ii) fairly present the financial condition and results of operations of the Business as of the respective dates thereof and for the respective periods covered thereby, and (iii) were compiled from Business Books and Records regularly maintained by management and used to prepare the financial statements of Sellers in accordance with the principles stated therein. With respect to the statements of income contained in the Financial Statements set forth in subparagraph (b) above, such statements of earnings do not contain any extraordinary or non-recurring income or any other income not earned in the ordinary and customary course of the Business, except as set forth therein. Sellers have maintained the Business Books and Records in a manner sufficient to permit the preparation of financial statements in accordance with GAAP as in effect from time to time.

2.07 Absence of Changes.

Except for the execution, delivery and disclosure of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since September 30, 2002 (a) Sellers and the GmbH Subsidiary have conducted the Business only in the ordinary course and consistent with their past practice or as otherwise permitted by Section 4.05 hereof and (b) except as disclosed in Section 2.07 of the Disclosure Schedule, there has not occurred any Special Closing Condition-Material Adverse Effect, or any event or development which, individually or together with other such events, could reasonably be expected to result in a Special Closing Condition-Material Adverse Effect. Without limiting the foregoing, except as disclosed in Section 2.07 of the Disclosure Schedule or as otherwise permitted by Section 4.05 hereof, there has not occurred, between September 30, 2002 and the date hereof, any of the following:

(i) (x) any increase in the salary, wages or other compensation of any Employee whose annual salary is, or after giving effect to such change would be, $25,000 or more; (y) any establishment or modification of (A) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan or any employment-related Contract or other compensation arrangement with or for Employees or (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan or any employment-related Contract or other compensation arrangement with or for Employees; or (z) any adoption, entering into or becoming bound by any Benefit Plan, employment-related Contract or collective bargaining agreement, or amendment, modification or termination (partial or complete) of any Benefit Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law and, in the event compliance with legal requirements presented options, only to the extent the option which Sellers or the GmbH Subsidiary reasonably believed to be the least costly was chosen;

(ii) any physical damage, destruction or other casualty loss affecting (A) the Real Property Lease relating to the property located in Solon, Ohio, or (B) the Inventory, in an aggregate amount exceeding $250,000;

(iii) any material change in (A) any investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Business or (B) any method of calculating any bad debt, inventory, contingency or other reserve of the Business for accounting, financial reporting or Tax purposes;

(iv) (A) any acquisition or disposition of any Assets, other than Inventory and Tangible Personal Property in the ordinary course of business consistent with past practice; or (B) any creation or incurrence of a Lien, other than a Permitted Lien, on the Business or any of the Assets;

(v) entering into, amending, modifying, terminating (partial or complete) or granting of a waiver under or giving any consent with respect to any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Section 2.16(a) of the Disclosure Schedule;

(vi) any transaction in connection with the Business with any officer, director or Affiliate of Sellers or the GmbH Subsidiary (A) outside the ordinary course of business consistent with past practice or (B) other than on an arm's-length basis and not covered in (i) above;

(vii) any entering into of a Contract to do or engage in any of the foregoing after the date hereof; or

(viii) any other transaction involving or development affecting the Business or the Assets outside the ordinary course of business consistent with past practice, which individually or in the aggregate exceeds $250,000.

2.08 No Undisclosed Liabilities.

On the date of the execution of this Agreement, except as reflected or reserved against in the September Balance Sheet or as disclosed in Section 2.08 of the Disclosure Schedule, there are no Liabilities against, relating to or affecting the Business or any of the Assets, other than Liabilities since September 30, 2002 (i) incurred in the ordinary course of business consistent with past practice or (ii) which, individually or in the aggregate, are not material to the Condition of the Business. On the Closing Date, there are no Liabilities, contingent or otherwise, of the Business which are, in accordance with Section 1.04(c), required to be reserved against or disclosed on the Pre-Closing Balance Sheet which are not so reserved or disclosed.

2.09 Taxes.

(a) Tax Return Filings. Each Seller has filed all Tax Returns, as applicable, relating to the Business and the Assets and the GmbH Subsidiary required to be filed by applicable Law. All such Tax Returns were true, complete and correct in all material respects and filed on a timely basis. Each Seller has paid all Taxes that are due, or claimed or asserted in writing to such Seller by any taxing authority to be due, from such Seller for the periods covered by such Tax Returns. The GmbH Subsidiary has timely filed all Tax Returns required to be filed by applicable Law, and all such returns were true, complete and correct. The GmbH Subsidiary has paid all Taxes that are due or claimed or asserted in writing to the GmbH Subsidiary by any taxing authority to be due, from the GmbH Subsidiary for the periods covered by such Tax Returns. Pioneer Canada has withheld from each payment made to any of its past or present employees, officers or directors, and to any non-resident of Canada, the amount of all taxes and other deductions required to be withheld therefrom, and has paid the same to the proper Governmental or Regulatory Authority within the time required under any applicable Laws. Pioneer Canada has remitted to the appropriate Governmental or Regulatory Authority, when required by law to do so, all amounts collected by it on account of federal goods and services tax ("GST") and applicable provincial sales taxes.

(b) Tax Liens. Except for Permitted Liens, there are no Liens for Taxes upon the Business, any of the Assets or any of the assets of the GmbH Subsidiary.

(c) Audit, Administrative and Court Proceedings. No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns relating to the Business, any of the Assets or any of the assets of the GmbH Subsidiary.

(d) Availability of Tax Returns. Sellers have made available to Purchasers a complete and accurate copy of the Return of Taxable Business Property for the accounting period April, 1, 2000 to March 31, 2001, filed with Cuyahoga County, Ohio.

(e) GST/HSTRegistration. Pioneer Canada is duly registered under the Excise Tax Act (Canada) with respect to the GST and Harmonized Sales Tax and its registration number is 13831 7615 RT0001.

(f) Residence. Pioneer Canada is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

2.10 Legal Proceedings.

Except as disclosed in Section 2.10 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

(a) there are no Actions or Proceedings pending or, to the Knowledge of Sellers, threatened against, relating to or affecting any Seller or the GmbH Subsidiary with respect to the Business or any of the Assets which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or otherwise result in a material diminution of the benefits contemplated by this Agreement or any of the Operative Agreements to Purchasers, or (ii) if determined adversely to Sellers or the GmbH Subsidiary, could reasonably be expected to result in a Material Adverse Effect;

(b) there are no facts or circumstances Known to Sellers that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

(c) there are no Orders outstanding against Sellers or the GmbH Subsidiary with respect to the Business. There are no responses of counsel to auditors' requests for information delivered in connection with Sellers' most recently prepared audited financial statements (together with any updates provided by such counsel) relating to the Action listed on Section 1.02(b)(iv) of the Disclosure Schedule.

2.11 Compliance With Laws and Orders.

Except as disclosed in Section 2.11 of the Disclosure Schedule, no Seller or GmbH Subsidiary is, or has at any time within the last five (5) years been, or has received any notice that it is or has at any time within the last five (5) years been, in violation of or in default under, in any material respect, any Law or Order applicable to the Business or the Assets which violation or default would have a Material Adverse Effect.

2.12 Benefit Plans

(a) Section 2.12(a) of the Disclosure Schedule contains a true and complete list and description of each of the Benefit Plans (including the Severance Policy), including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise. None of Sellers or the GmbH Subsidiary has scheduled or agreed upon future increases of benefit levels (or creations of new benefits) with respect to any Benefit Plan, and no such increases or creation of benefits have been proposed, made the subject of representations to Employees or requested or demanded by Employees under circumstances which make it reasonable to expect that such increases will be granted. The GmbH Subsidiary has no Benefit Plans and except as set forth in Section 2.12(a) of the Disclosure Schedules, Pioneer Canada has no pension or other retirement plans.

(b) None of the Benefit Plans are subject to Title IV of ERISA and neither Pioneer nor any member of its "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or (o)) has incurred any liability under Title IV of ERISA;  and no event has occurred and no condition exists that would subject the Business, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or (o)), to any material tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations with respect to any Benefit Plans.

(c) Section 2.12(c) of the Disclosure Schedule sets forth, on a plan by plan basis, the present value of benefits payable presently or in the future to any Employee participating in each unfunded Benefit Plan.

(d) Except as disclosed in Section 2.12(d) of the Disclosure Schedule, no payment or benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested, funded or payable by reason of any transaction contemplated under this Agreement.

2.13 Real Property Leases.

(a) Each applicable Seller has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the sites or facilities subject to the Real Property Leases for the full term thereof. Each of the Real Property Leases is a legal, valid and binding agreement, enforceable in accordance with its terms, of the applicable Seller and to the best of Sellers' Knowledge, of each other Person that is a party thereto, and except as set forth in Section 2.13(a) of the Disclosure Schedule, to the best of Sellers' Knowledge, there is no, nor has any applicable Seller or the GmbH Subsidiary received any notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. Neither of the applicable Sellers nor the GmbH Subsidiary owes any brokerage commissions with respect to any such leased space.

(b) Each applicable Seller has delivered to the applicable Purchaser prior to the execution of this Agreement true and complete copies of all Real Property Leases and similar documents, and all amendments and renewal letters thereof, with respect to the Real Property Leases.

(c) To Sellers' Knowledge, except as disclosed in Section 2.13(c) of the Disclosure Schedule, the facilities, fixtures and other leasehold improvements with respect to the Real Property Leases are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used.

(d) Except as disclosed in Section 2.13(d) of the Disclosure Schedule, no tenant or other party is in possession of any of the sites or facilities subject to the Real Property Leases.

2.14 WPI Shares and GmbH Shares.

(a) Except as disclosed in Section 2.14 of the Disclosure Schedule, the WPI Shares are owned by Pioneer free and clear of all Liens and there are no shareholder agreements and/or other restrictions on the ability of Pioneer to sell or Arrow to purchase the WPI Shares. Except as disclosed in Section 2.14 of the Disclosure Schedule, upon the completion of the transactions contemplated by this Agreement, Arrow will acquire, subject to receipt of the WPI Necessary Approvals prior to the WPI Drop Dead Date and payment of the WPI Shares Purchase Price, good and valid title to the WPI Shares, free and clear of all Liens, and there shall be no restrictions on the ability of Arrow to sell or otherwise transfer such WPI Shares.

(b) The authorized capital stock of the GmbH Subsidiary consists solely of the GmbH Shares. The GmbH Shares are duly authorized, validly issued, outstanding, and fully paid. Pioneer owns the GmbH Shares, as legal and beneficial holder, free and clear of all Liens. There are no outstanding Options with respect to the GmbH Shares. Except as disclosed in Section 2.14 of the Disclosure Schedule, upon the completion of the transactions contemplated by this Agreement, Arrow Europe will acquire, subject to receipt of the necessary approvals from the Cartel Office prior to the Drop Dead Date and payment of the GmbH Purchase Price, good and valid title to the GmbH Shares, free and clear of all Liens, and there shall be no restrictions on the ability of Arrow Europe to sell or otherwise transfer such GmbH Shares.

2.15 Intellectual Property Rights

. Except as disclosed in Section 2.15 of the Disclosure Schedule, (i) Sellers own the Intangible Personal Property free and clear of all Liens, (ii) Sellers have the exclusive right to use the Intangible Personal Property, (iii) there are no restrictions on the direct or indirect transfer of such Intangible Personal Property, (iv) Sellers have delivered to Purchasers prior to the execution of this Agreement documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such Intangible Personal Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret and to facilitate its full and proper use without reliance on the special knowledge or memory of any Person, (v) Sellers have taken reasonable security measures to protect the secrecy, confidentiality and value of the Intangible Personal Property, (vi) to the Knowledge of Sellers, Sellers' use of the Intangible Personal Property do not infringe on any Intellectual Property rights of any other Person, and (vii) to the Knowledge of Sellers, the Intangible Personal Property is not being infringed by any other Person. Except for the need to access and use (i) Adonix order management software, (ii) Oracle financials software, (iii) certain "shrink-wrap" software applications, (iv) the Intangible Personal Property and (v) the Siebel Assignment, no other Intellectual Property is necessary to operate the Power and Signal line of business in substantially the same manner as it is presently being operated.

2.16 Contracts.

(a) Section 2.16(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchasers prior to the execution of this Agreement) to which any Seller or the GmbH Subsidiary is a party in connection with the Business or by which any of the Assets is bound:

(i) other than Contracts provided in Section 2.19, (A) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term to, or otherwise relating to employment or the termination of employment of, any Employee, the name, position and rate of compensation of each Employee party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding Benefit Plans and any such Contracts referred to in clause (A)) involving an obligation of any Seller or the GmbH Subsidiary to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any Employee;

(ii) all partnership, joint venture, or shareholders' Contracts with any Person in connection with the Business, including any Contracts with respect to the WPI Shares;

(iii) all Contracts relating to the future disposition or acquisition of any Assets, other than dispositions or acquisitions of Inventory and Tangible Personal Property in the ordinary course of business consistent with past practice;

(iv) all collective bargaining or similar labor Contracts covering any Employee; and

(v) all other Contracts (other than Benefit Plans and Real Property Leases) with respect to the Business including Contracts with distributors, dealers, manufacturer's representatives, sales agencies or franchises with whom any Seller deals in connection with the Business, other than customer contracts, purchase orders, sales orders and any nondisclosure agreements, that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to any Seller or the GmbH Subsidiary of more than $250,000 annually and (B) cannot be terminated within ninety (90) days after giving notice of termination without resulting in any material cost or penalty to any Seller.

(b) Each Contract required to be disclosed in Section 2.16(a) of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in Section 2.16(b) of the Disclosure Schedule none of Sellers or the GmbH Subsidiary, nor, to the Knowledge of Sellers, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) in any material respect.

(c) Except as disclosed in Section 2.16(c) of the Disclosure Schedule, the execution, delivery and performance by any Seller of this Agreement and the Operative Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not (A) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, or (B) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments, under any Contract required to be disclosed in Section 2.16(a) of the Disclosure Schedule.

2.17 Tangible Personal Property.

Sellers or the GmbH Subsidiary are in possession of and have good title to, or have valid leasehold interests in or valid rights under Contract to use, all the Tangible Personal Property, which is included in the tangible personal property reflected in the September Balance Sheet and tangible personal property acquired since September 30, 2002 other than tangible personal property disposed of since such date in the ordinary course of business consistent with past practice. All the Tangible Personal Property is free and clear of all Liens, other than Permitted Liens and Liens disclosed in Section 2.17 of the Disclosure Schedule, and, to the Knowledge of Sellers, is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

2.18 Affiliate Transactions.

Except as disclosed in Section 2.18(a) of the Disclosure Schedule, (i) no officer, director or Affiliate of Sellers or the GmbH Subsidiary provides or causes to be provided any assets, services or facilities used or held for use in connection with the Business, and (ii) the Business does not provide or cause to be provided any assets, services or facilities to any such officer, director or Affiliate. Except as disclosed in Section 2.18(b) of the Disclosure Schedule, each of the transactions listed in Section 2.18(a) of the Disclosure Schedule is engaged in on an arm's-length basis.

2.19 Employees; Labor Relations.

(a) Section 2.19 of the Disclosure Schedule contains a list of the name of each Employee at the date hereof, together with such Employee's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such Employee in effect on such date.

(b) Except as disclosed in Section 2.19 of the Disclosure Schedule, (i) no Employee is presently a member of a collective bargaining unit and, to the Knowledge of Sellers, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the Employees, and (ii) no unfair labor practice complaint or sex, age, race or other discrimination claim has been brought during the last three (3) years against any Seller or the GmbH Subsidiary with respect to the conduct of the Business before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental or Regulatory Authority.

(c) There has been no work stoppage, strike or other concerted action by employees of any Seller or the GmbH Subsidiary engaged in the Business in the last three (3) years. During that period, each Seller has complied in all material respects with all applicable Laws relating to the employment of labor, including, without limitation those relating to wages, hours and collective bargaining.

2.20 Environmental Matters.

Each Seller and the GmbH Subsidiary has obtained all material Licenses which are required under applicable Environmental Laws in connection with the conduct of the Business or the construction, operation or ownership of the Assets. Each of such Licenses is in full force and effect. Each Seller and the GmbH Subsidiary has conducted the Business in compliance in all material respects with the terms and conditions of all such Licenses and with any applicable Environmental Law. In addition, except as set forth in Section 2.20 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

(a) No Order has been issued, no Environmental Claim has been filed, no penalty has been assessed and no investigation or review is pending or, to the Knowledge of Sellers, threatened by any Governmental or Regulatory Authority with respect to any alleged failure by any Seller or the GmbH Subsidiary to comply with, or any liability under, applicable Environmental Laws, and to the Knowledge of Sellers there are no facts or circumstances in existence which could reasonably be expected to form the basis for any such Order, Environmental Claim, penalty or investigation which could be reasonably expected to result in a Material Adverse Effect.

(b) To the best of Sellers' Knowledge, none of the sites or facilities subject to the Real Property Leases contains or includes any of the following: (i) polychlorinated biphenyls, (ii) asbestos or asbestos-containing material, and (iii) underground storage tanks.

(c) No oral or written notification of a Release of a Hazardous Material in connection with the operation of the Business has been, or was required to be, filed by or on behalf of any Seller, and to the best of Sellers' Knowledge the sites or facilities subject to the Real Property Leases are not listed or proposed for listing on the NPL, CERCLIS or any similar state or local list of sites requiring investigation or clean-up.

(d) To the Knowledge of Sellers, no Liens have arisen under or pursuant to any Environmental Law on the sites or facilities subject to the Real Property Leases, and no federal, state or local Governmental or Regulatory Authority action has been taken or, to the Knowledge of Sellers, is in process that could subject such sites or facilities to such Liens.

2.21 Substantial Customers and Suppliers.

Section 2.21(a) of the Disclosure Schedule lists the one hundred (100) largest customers of the Business and the Retained Intel Volume Business, on the basis of revenues for goods sold or services provided by Sellers for their fiscal year ending March 31, 2002 ("FY 02"). Section 2.21(b) of the Disclosure Schedule lists the (25) largest suppliers for the Business, on the basis of cost of goods or services purchased by Sellers for FY 02. Section 2.21(c) of the Disclosure Schedule lists the following: (a) Seller's Power and Signal top seventy (70) customers on the basis of revenues showing comparisons of FY 02 versus Sellers' fiscal year beginning April 1, 2002 ("FY 03") and FY 03 versus FY 02 for the period April 1 through January 8 for each respective year; (b) Sellers' industrial electronics top one hundred and fifty (150) customers on the basis of revenues showing comparisons of FY 02 versus FY 03 and FY 03 versus FY 02 for the period April 1 through December 31 for each respective year; (c) Sellers' industrial electronics top eight (80) suppliers on the basis of cost of goods purchased showing comparisons of FY 02 versus FY 03 and FY 03 versus FY 02 for the same period as stated in (b); (d) Sellers' Power and Signal top two (2) suppliers on the basis of cost of goods sold showing a comparison of FY 03 versus FY 02 for the same period as stated in (a); and (e) a list of customers or suppliers to the Knowledge of Sellers, as of the date of the execution of this Agreement, that have threatened to cease or materially reduce purchases, use, sales or provision of services, as applicable after the date hereof. The information provided in Sections 2.21(a) through (d) of the Disclosure Schedule, as of the date of this Agreement, is true and correct in all material respects. Except as disclosed in Section 2.21(d) of the Disclosure Schedule, to the Knowledge of Sellers, as of the date of the execution of this Agreement, no such customer or supplier is threatened with bankruptcy or insolvency.

2.22 Accounts Receivable.

Except as set forth in Section 2.22 of the Disclosure Schedule, the Accounts Receivable (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, (iii) are not subject to any valid set-off or counterclaim, (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement, (v) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected on the Pre-Closing Balance Sheet and the Closing Date Balance Sheet, and (vi) are not the subject of any Actions or Proceedings brought by or on behalf of any Seller or the GmbH Subsidiary. Section 2.22 of the Disclosure Schedule sets forth a description of any security arrangements and collateral securing the repayment or other satisfaction of the Accounts Receivable (the "Security Agreements"). All steps necessary to render all such security arrangements legal, valid, binding and enforceable, and to give and maintain for Sellers or the GmbH Subsidiary a perfected security interest in the related collateral, have been taken. Sellers and the GmbH Subsidiary have each provided adequate reserves for Accounts Receivable in accordance with GAAP.

2.23 Inventory.

Except as set forth in Section 2.23(a) of the Disclosure Schedule, none of the Inventory was purchased from a source other than the manufacturer thereof or a distributor duly licensed or franchised to distribute such items by such manufacturer and, except for Inventory purchased for customer specific requirements (so long as such Inventory is subject to a contract for the purchase thereof by such customer), all such items of Inventory meet the requirements for return to the manufacturer under the applicable franchise agreement other than as a result of quantity limitations with respect to such return rights. All the Inventory is good and merchantable and consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, net of any applicable reserve reflected on the Pre-Closing Balance Sheet and the Closing Date Balance Sheet. Except as set forth on Section 2.23(b) of the Disclosure Schedule, all items included in the Inventory are the property of Sellers or the GmbH Subsidiary, free and clear of any Lien other than Permitted Liens, have not been pledged as collateral, are not held by Sellers or the GmbH Subsidiary on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by Governmental or Regulatory Authorities. Except as set forth on Section 2.23(c) of the Disclosure Schedule, none of the Sellers or the GmbH Subsidiary have sold any inventory of the Business, which the purchaser thereof has the right to return to Sellers or the GmbH Subsidiary or cause the seller thereof to repurchase for any reason except (i) pursuant to the standard product warranties of Sellers or the GmbH Subsidiary for product quality or mistake in shipment or implied warranties at law for title against infringement and (ii) to the extent the same will be reflected in reserves on the Closing Date Balance Sheet.

2.24 Product Warranties

. (a) Attached hereto as Section 2.24(a) of the Disclosure Schedule are copies of Sellers' and the GmbH Subsidiary's standard terms and conditions for products of the Business sold by Sellers or the GmbH Subsidiary prior to the Closing Date. Except as set forth on Section 2.24(b) of the Disclosure Schedule, none of Sellers or the GmbH Subsidiary have made any other written warranties relating to the products of the Business that would materially increase the warranty obligations of the Business taken as a whole.

(b) There are no pending claims against Sellers or the GmbH Subsidiary with respect to the Business on account of product warranties or with respect to the sale by Sellers or the GmbH Subsidiary of defective or inferior products that would have a Material Adverse Effect.

2.25 No Guarantees.

Except as set forth in Section 2.25 of the Disclosure Schedules, none of the Assumed Liabilities is guaranteed by or subject to a similar contingent obligation of any other Person, nor have Sellers guaranteed or become subject to a similar contingent obligation in respect of the Liabilities of any customer, supplier or other Person to whom Sellers sell goods or provide services in the conduct of the Business or with whom Sellers otherwise have significant business relationships in the conduct of the Business.

2.26 Delphi.

(a) The Distributor Supply Agreement dated September 1, 1999 (the "Distributor Supply Agreement") between Delphi Packard Electric Systems, a division of Delphi Automotive Systems LLC, a Delaware limited liability company ("Delphi Packard Electric"), and Pioneer, the Distributor Supply Agreement effective June 15, 2001 Addendum (the "Distributor Supply Agreement Addendum") between Delphi Packard Electric, Pioneer and Delphi Connections Systems, a division of Delphi Packard Electric ("Delphi Connections") and the Delphi Europe Product Distribution Agreement dated December 6, 2000 (the "European Agreement") between Delphi Automotive Systems Deutschland GmbH, a German limited liability company ("Delphi Europe"), and both Pioneer and the GmbH Subsidiary represent the only agreements between any of Pioneer, the GmbH Subsidiary, Delphi Packard Electric, Delphi Europe or Delphi Connections regarding distribution services relating to the Delphi line of products, except for (i) agreements, contracts and other instruments entered into in the ordinary course of business pursuant to such agreements, and (ii) the draft Distributor Supply Agreement dated January 1, 2003 between Delphi Packard Electric and Pioneer, amending or superceding the Distributor Supply Agreement, a complete and accurate copy of which has been provided to Purchasers.

(b) The Distributor Supply Agreement, the Distributor Supply Agreement Addendum and the European Agreement are in full force and effect and no party has delivered to any other party notice of default under either agreement and to the best of Sellers' knowledge, no default exists under either agreement.

2.27 Brokers.

Except for JPMorgan Chase & Co., whose fees, commissions and expenses are the sole responsibility of Sellers, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Sellers directly with Purchasers without the intervention of any Person on behalf of Sellers in such manner as to give rise to any valid claim by any Person against Purchasers for a finder's fee, brokerage commission or similar payment.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASERS

Purchasers hereby represent and warrant to Sellers as follows:

3.01 Organization.

Each Purchaser is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Each Purchaser has full power and authority to enter into this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

3.02 Authority.

The execution and delivery by each Purchaser of this Agreement and the Operative Agreements to which it is a party, and the performance by each Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of such Purchaser, if applicable, and otherwise, in accordance with applicable Law, no other action on the part of such Purchaser or its stockholders being necessary. This Agreement has been duly and validly executed and delivered by each Purchaser and constitutes, and upon the execution and delivery by each Purchaser of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with their terms.

3.03 No Conflicts.

The execution and delivery by each Purchaser of this Agreement do not, and the execution and delivery by each Purchaser of the Operative Agreements to which it is a party, the performance by such Purchaser of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

(a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws (or other comparable corporate charter document) of any Purchaser;

(b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices set forth in Section 3.04, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to any Purchaser or any of its Assets and Properties; or

(c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require any Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of any Contract by which any Purchaser is bound.

3.04 Governmental Approvals and Filings.

Except for such filing, if any, required with (i) the FTC and the DOJ pursuant to the HSR Act, (ii) the Cartel Office pursuant to the GWB, (iii) the TIC and TSE pursuant to applicable Taiwanese Law and (iv) the Competition Bureau pursuant ot the Competition Act, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of any Purchaser is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

3.05 Legal Proceedings.

There are no Actions or Proceedings pending or, to the knowledge of Purchasers, threatened against, relating to or affecting Purchasers or any of their Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

3.06 Brokers.

Except for Goldman Sachs & Co., whose fees, commissions and expenses are the sole responsibility of Purchasers, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchasers directly with Sellers without the intervention of any Person on behalf of Purchasers in such manner as to give rise to any valid claim by any Person against Sellers for a finder's fee, brokerage commission or similar payment.

ARTICLE IV

COVENANTS OF SELLERs

Each Seller covenants and agrees with Purchasers that, at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified therein or, if no period is specified therein, indefinitely, each Seller will comply with all covenants and provisions of this Article IV, except to the extent Purchasers may otherwise consent in writing.

4.01 Regulatory and Other Approvals.

Sellers will, and will cause the GmbH Subsidiary to, as promptly as practicable, (a) take all commercially reasonable steps necessary or desirable to obtain all the consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Sellers to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation those described in Sections 2.03 and 2.04 of the Disclosure Schedule (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Purchasers or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Purchasers in connection with the performance of its obligations under Sections 5.01 and 5.02. Sellers will provide prompt notification to Purchasers when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Purchasers of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

4.02 HSR Filings, Filings with the Cartel Office and the Competition Act and WPI Filings.

In addition to and not in limitation of Sellers' covenants contained in Section 4.01, Sellers will (a) take promptly all actions necessary to make the filings required of Sellers or their Affiliates under the HSR Act, the GWB, any applicable Taiwanese Law or the Competition Act, (b) comply at the earliest practicable date with any request for additional information received by Sellers or their Affiliates from the FTC or the DOJ pursuant to the HSR Act, the Cartel Office pursuant to the GWB, the TIC and TSE pursuant to applicable Taiwanese Law or the Competition Bureau pursuant to the Competition Act and (c) cooperate with Purchasers in connection with Purchasers' filing under the HSR Act, the GWB, applicable Taiwanese Law or the Competition Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the FTC or the DOJ or state attorneys general, the Cartel Office the TIC and TSE or the Competition Bureau.

4.03 Investigation by Purchasers.

Promptly following the date hereof up and until the Closing Date, Sellers will, and will cause the GmbH Subsidiary to, (a) provide Purchasers and their officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (collectively, "Representatives") with full access, upon reasonable prior notice and during normal business hours (provided such access does not unreasonably interfere with the Business operations), to the Assets, the Employees and such other officers, employees and agents of Sellers and the GmbH Subsidiary who have any responsibility for the conduct of the Business, and use commercially reasonable efforts to make their accountants so available, (b) furnish Purchasers and their Representatives with all such information and data (including without limitation copies of Business Contracts, Benefit Plans and other Business Books and Records then within Sellers' control and business contracts, benefit plans and other Books and Records then within the control of the GmbH Subsidiary) concerning the Business, the Assets and the Assumed Liabilities as Purchasers or any of such other Persons reasonably may request in connection with such investigation, and (c) furnish Purchasers and their Representatives with all applicable portions of accounting records, employment records, contracts, and other Books and Records, all to the extent that they relate solely to the Employees and such information is then within Sellers' control.

4.04 No Solicitations.

Sellers will not take, nor will they permit any Affiliates of Sellers (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Sellers or any such Affiliates) to take, directly or indirectly, any action to solicit, encourage, receive, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to the Business or permitting access to the Assets and Properties and Books and Records of Sellers) any offer or inquiry from any Person concerning the direct or indirect acquisition of the Business by any Person other than (i) any Purchasers or their Affiliates or (ii) any other Person which has proposed any Business Combination to which any Seller or any Affiliate of any Seller is a party and which directly or indirectly involves the Business, provided that the Person making such proposal expressly recognizes the rights of Purchasers hereunder in a written instrument reasonably satisfactory to Purchasers. If any Seller or any such Affiliate (or any such Person acting for or on their behalf) receives from any Person any offer, inquiry or informational request referred to above, such Seller will promptly advise such Person, by written notice, of the terms of this Section 4.04 and will promptly, orally and in writing, advise Purchasers of such offer, inquiry or request and deliver a copy of such notice to Purchasers.

4.05 Conduct of Business.

Except as expressly contemplated by Sections 4.06 and 4.07 and subject to the impact, if any, of the execution of this Agreement and public disclosure of the transactions provided for herein or in any of the Operative Agreements, Sellers will, and will cause the GmbH Subsidiary to, operate the Business only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, Sellers will, and will cause the GmbH Subsidiary to:

(a) use commercially reasonable efforts in the ordinary course of Sellers' Business consistent with past practice to (i) preserve the present business organization and reputation of the Business, (ii) to the extent applicable, maintain the Assets in good working order and condition, ordinary wear and tear excepted, and (iii)  maintain the good will of customers, suppliers, lenders and other Persons to whom Sellers or the GmbH Subsidiary sell goods or provide services or with whom Sellers or the GmbH Subsidiary otherwise have significant business relationships in connection with the Business and (iv) continue sales, marketing and promotional activities relating to the Business;

(b) except to the extent required by applicable Law, (i) cause the Business Books and Records to be maintained in the usual, regular and ordinary manner, and (ii) not permit any material change in any investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of Sellers or the GmbH Subsidiary that would have a Material Adverse Effect; and

(c) comply, in all material respects, with all Laws and Orders applicable to the Business, and promptly following receipt thereof to give Purchasers copies of any notice received from any Governmental or Regulatory Authority or other Person alleging any violation of any such Law or Order.

4.06 Employee Matters.

Except as may be required by Law, Sellers will, and will cause the GmbH Subsidiary to, refrain from directly or indirectly:

(a) making any representation or promise, oral or written, to any Employee concerning any Benefit Plan, except for statements as to the rights or accrued benefits of any Employee under the terms of any Benefit Plan;

(b) making any increase in the salary, wages or other compensation of any Employee other than stay bonuses in amounts mutually agreed to by Sellers and Purchasers;

(c) except as listed on Section 4.06(c) of the Disclosure Schedule, adopting, entering into or becoming bound by any Benefit Plan, severance-related or employment-related Contract or collective bargaining agreement with respect to the Business or any of the Employees, or amending, modifying or terminating (partially or completely) any such Benefit Plan, severance-related or employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law and, in the event compliance with legal requirements presents options, only to the extent that the option which Sellers reasonably believe to be the least costly is chosen; provided, however, that nothing in this Section 4.06(c) shall prohibit Sellers from (i) hiring individuals for the positions or functions and at the annual base salary or wages and any incentive or bonus arrangement, all as listed on Section 4.06(c) of the Disclosure Schedule or (ii) terminating any Employees prior to the Closing Date, provided, in the case of any such terminations, that Purchasers shall have no obligation to offer employment to any such terminated Employees, and Sellers shall retain and shall indemnify Purchasers for any Liability with respect to any such Employees terminated by Sellers; or

(d) establishing or modifying any (i) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan or any employment-related Contract or other compensation arrangement with or for Employees or (ii) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan or any employment-related Contract or other compensation arrangement with or for Employees.

4.07 Certain Restrictions.

Sellers will, and will cause the GmbH Subsidiary to, refrain from:

(a) acquiring or disposing of any Assets, other than Inventory and Tangible Personal Property in the ordinary course of business consistent with past practice, or creating or incurring any Lien, other than a Permitted Lien, on any Assets;

(b) entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to any Business Contract material to the Condition of the Business, other than customer contracts, purchase orders and sales orders with customary business terms entered into in the ordinary course consistent with past practice;

(c) violating, breaching or defaulting under, in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any Business Contract (unless such breach, default or violation is cured prior to Closing);

(d) incurring, purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right of Sellers under, any Liability of or owing to Sellers in connection with the Business, other than in the ordinary course of business consistent with past practice;

(e) engaging in any transaction with respect to the Business with any officer, director or Affiliates of Sellers, either outside the ordinary course of business consistent with past practice or other than on an arm's-length basis; or

(f) entering into any Contract to do or engage in any of the foregoing.

4.08 Delivery of Books and Records and Other Assets.

On the Closing Date, Sellers will deliver or make available to Purchasers at a location to be designated by Purchasers prior to the Closing all of the Business Books and Records and such other Assets (other than Inventory) as are in Sellers' possession at other locations, and if at any time after the Closing Sellers discover in their possession or under their control any other Business Books and Records or other Assets (other than Inventory), it will forthwith deliver such Business Books and Records or other Assets to Purchasers.

4.09 Resignation of Managing Director of GmbH Subsidiary.

On the Closing Date, Sellers will deliver to Purchasers a Letter of Resignation, effective as of the Closing Date, executed by the Managing Director of the GmbH Subsidiary and addressed to Arrow Europe.

4.10 Noncompetition.

(a) Sellers will, for a period of three (3) years from the Closing Date, refrain from, either alone or in conjunction with any other Person, or directly or indirectly through their present or future Affiliates:

(i) causing or attempting to cause (A) any client, customer or supplier of the Business to terminate or materially reduce its business with Purchasers or any of their Affiliates but only in relation to the Business or (B) any officer, employee or consultant of Purchasers or any of their Affiliates engaged in the Business to resign or sever a relationship with Purchasers or any of their Affiliates;

(ii) disclosing or using any confidential or secret information relating to the Business or any client, customer or supplier of the Business (other than information that (A) is or becomes generally available to the public other than as a result of disclosure by Sellers or any of their Affiliates or (B) is required to be disclosed under Laws or judicial or other governmental action); or

(iii) participating or engaging in (other than through the ownership of 5% or less of any class of securities registered under the Securities Exchange Act of 1934, as amended), or otherwise lending assistance (financial or otherwise) to any Person participating or engaged in, any of the lines of business which comprised the Business on the Closing Date;

provided, however, that (1) the restrictions referred to in this Section 4.10 shall not apply with respect to any of the (A) Excluded Business, (B) Terminated Suppliers, (C) Terminated Business, or (D) Retained Intel Volume Business and (2) in the event that the necessary approvals from the Cartel Office regarding the GmbH Subsidiary and/or the Competition Bureau regarding Pioneer Canada are not obtained by the Closing, the restrictions referred to in this Section 4.10 shall not apply to GmbH Subsidiary and/or (as the case may be) Pioneer Canada and Sellers shall be entitled to operate the businesses of GmbH Subsidiary and/or Pioneer Canada (as the case may be) during the time the parties are seeking such consent(s) pursuant to Section 1.05(c).

(b) The parties hereto recognize that the Laws and public policies of the various states of the United States or elsewhere may differ as to the validity and enforceability of covenants similar to those set forth in this Section. It is the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section. Accordingly, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

(c) The parties hereto acknowledge and agree that any remedy at Law for any breach of the provisions of this Section would be inadequate, and Sellers hereby consent to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

4.11 Sellers' Consents.

Sellers shall use their commercially reasonable efforts to promptly obtain the consents of the lenders under Sellers' Receivables Sales Program to the sale of the Accounts Receivable to Purchasers and the release of any Lien with respect thereto (the "Sellers' Consents").

4.12 Accounts Receivable/Lock-Boxes.

At the Closing, Sellers shall assign to Purchasers such lock-boxes that are solely related to the Business. To the extent Sellers receive any payments on the Accounts Receivable following the Closing Date, Sellers shall segregate such Accounts Receivable, deliver reports no later than the Business Day immediately following receipt of such payments to Purchasers, and shall make payments of such receipts to Purchasers on the Business Day immediately following such receipts becoming good funds. To the extent Purchasers receive any payments due to Sellers other than on the Accounts Receivable, in each case, following the Closing Date, Purchasers shall segregate such receipts, deliver reports of such payments to Sellers no later than the Business Day immediately following receipt of such payments, and make payments of such receipts to Sellers on the Business Day immediately following such receipts becoming good funds.

4.13 Security Deposits.

Each applicable Seller will take all commercially reasonable actions to transfer to the applicable Purchaser on the Closing Date all of such Seller's right, title and interest in and to the Tenant Security Deposits.

4.14 Trademark License.

(a) Purchasers will, as promptly as practicable following the Closing Date, but in no event later than six (6) months after the Closing Date, remove or obliterate all of the Retained Intellectual Property from its signs, purchase orders, invoices, sales orders, labels, letterheads, shipping documents and other materials, and Purchasers shall not put into use after the Closing Date any such materials not in existence on the Closing Date that bear any Retained Intellectual Property or any names, marks or logos similar thereto. Notwithstanding the foregoing, Purchasers shall be entitled for a period of six (6) months following the Closing Date to use (i) any signs, purchase orders, invoices, sales orders, labels, letterheads or shipping documents that otherwise constitute Assets existing on the Closing Date, and (ii) any Inventory that bears any Retained Intellectual Property or any name, mark or logo similar thereto that otherwise constitute Assets. Purchasers understand and acknowledge that they do not have and they will not claim, any right, title or interest in or to the Retained Intellectual Property, except the limited right to use the Retained Intellectual Property in connection with the purposes expressly set forth herein.

(b) Sellers will not object to Purchasers' use of the Power and Signal name and will not claim any right, title and interest in or to such name. Sellers covenant and agree not to use the Power and Signal name subsequent to the Closing.

4.15 Assignment of Software License and Services Agreement.

At the Closing or as promptly as practicable thereafter, Pioneer shall execute and deliver an assignment agreement in the form of Exhibit C (the "Siebel Assignment Agreement"), together with such changes as shall be mutually agreed to by Sellers and Purchasers, which agreement, in part, shall provide Purchaser with a license of 50 seats to use the Delphi Software, including the consent of Siebel Systems, Inc. to such assignment agreement.

4.16 Notice, Cure and Disclosure Schedule Update.

Sellers will notify Purchasers in writing (where applicable, through updates to the Disclosure Schedule) of, and contemporaneously will provide Purchasers with true and complete copies of any and all information or documents relating to, and will use commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes Known to Sellers, occurring after the date of this Agreement that causes or will cause any covenant or agreement of Sellers under this Agreement to be breached or that renders or will render untrue any representation or warranty of Sellers contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section 4.16 shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Purchasers' right to seek indemnity under Article X.

4.17 Fulfillment of Conditions/Transition.

Sellers will execute and deliver at the Closing each Operative Agreement that Sellers are required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Purchasers contained in this Agreement and will not take or fail to take any action Known to Sellers that could reasonably be expected to result in the nonfulfillment of any such condition. Promptly following the date hereof, up and until the Closing Date, Sellers shall provide Purchasers and their Representatives with full access, upon reasonable prior notice and during normal business hours, to the Business in order to transition the Business from Sellers to Purchasers, and will use reasonable efforts, to the extent permitted by Law, to assist and participate in such transition.

4.18 Termination of Distribution Agreement.

Sellers shall terminate the Distribution and Service Agreement, dated October 31, 2000, by and between Pioneer, Pioneer LTD and the GmbH Subsidiary prior to the closing of the sale of the GmbH Shares.

ARTICLE V

COVENANTS OF PURCHASERS

Each Purchaser covenants and agrees with Sellers that, at all times from and after the date hereof until the Closing, and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified therein, each Purchaser will comply with all covenants and provisions of this Article V, except to the extent Sellers may otherwise consent in writing.

5.01 Regulatory and Other Approvals.

Purchasers will, as promptly as practicable, (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Purchasers to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation those described in Sections  3.03 and 3.04 hereto, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Sellers or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Sellers in connection with the performance of their obligations under Sections 4.01 and 4.02. Purchasers will provide prompt notification to Sellers when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Sellers of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

5.02 HSR Filings, Filings with the Cartel Office, the TIC and TSE and the Competition Bureau.

In addition to and without limiting Purchasers' covenants contained in Section 5.01, Purchasers will  (i) take promptly all actions necessary to make the filings required of Purchasers or their Affiliates under the HSR Act, the GWB applicable Taiwanese Law or the Competition Act, (ii) comply at the earliest practicable date with any request for additional information received by Purchasers or their Affiliates from the FTC or the DOJ pursuant to the HSR Act, the Cartel Office pursuant to the GWB, the TIC and TSE pursuant to applicable Taiwanese Law and the Competition Bureau pursuant to the Competition Act, and (iii) cooperate with Sellers in connection with Sellers' filing under the HSR Act, the GWB, applicable Taiwanese Law or the Competition Bureau and in connection with resolving any investigation or other regulatory inquiry concerning the transactions contemplated by this Agreement commenced by either the FTC or the DOJ or state attorneys general, the Cartel Office or the TIC and TSE or the Competition Bureau.

5.03 Replacement of Letter of Credit.

Purchasers shall obtain the substitution or replacement of the Letter of Credit on commercially reasonable terms to Purchasers.

5.04 Appointment of Managing Director of the GmbH Subsidiary.

Promptly after the Closing, and in any event within one (1) Business Day after the Closing, Arrow Europe will take all action necessary to appoint a Managing Director of the GmbH Subsidiary. Arrow Europe will cause the GmbH Subsidiary to promptly take all action necessary to have the resignation of the Managing Director according to Section 4.09 duly recorded in the commercial register of the GmbH Subsidiary.

5.05 Change of Name of GmbH Subsidiary.

Promptly after the Closing, and in any event within forty-five (45) Business Days after the Closing, Purchasers shall take all action necessary, or shall cause the GmbH Subsidiary to take all action necessary to change its name to a name which does not contain elements of, and is otherwise not likely to be confused with, "Pioneer" or any other name included in the Retained Intellectual Property, and, thereafter, the GmbH Subsidiary shall cease using the "Pioneer-Standard Electronics GmbH" name and any derivative thereof.

5.06 Product Liabilities/Returned Goods

. In the event that any person asserts a claim for any Product Liabilities or for Returned Goods in connection with any products supplied by a Named Supplier and sold by the Business prior to the Closing Date, Purchasers shall provide reasonable assistance to Sellers to notify the supplier of such product of the claim and to request such supplier to fulfill its responsibility in respect of such claim. In the event that the supplier does not assume responsibility for any such claim, Purchasers shall, at the request of Sellers, provide replacement product to Sellers at cost.

5.07 Notice and Cure.

Purchasers will notify Sellers in writing of, and contemporaneously will provide Sellers with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to Purchasers, occurring after the date of this Agreement that causes or will cause any covenant or agreement of Purchasers under this Agreement to be breached or that renders or will render untrue any representation or warranty of Purchasers contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Sellers' right to seek indemnity under Article X.

5.08 Fulfillment of Conditions.

Purchasers will execute and deliver at the Closing each Operative Agreement that Purchasers are hereby required to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Sellers contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF PURCHASERS

The obligations of Purchasers hereunder to purchase the Assets and to assume and to pay, perform and discharge the Assumed Liabilities are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchasers in their sole discretion):

6.01 Representations and Warranties.

(a) Except as otherwise provided in Section 6.01(b), the representations and warranties made by Sellers in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

(b) With respect to the representations and warranties made by Sellers in Sections 2.07(ii), 2.07(viii), 2.08, 2.10, 2.16(b), 2.16(c), or 2.19(b), such representations and warranties shall be true and correct on and as of the Closing Date (or, as to any representation or warranty made as of a specified date earlier than the Closing Date, such earlier date), except if such failure to be true and correct does not constitute a Special Closing Condition - Material Adverse Effect.

6.02 Performance.

Each Seller shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement (other than any agreement, covenant, or obligation under Section 4.07) to be so performed or complied with by each Seller at or before the Closing.

6.03 Officer's Certificates.

Each Seller shall have delivered to Purchasers a certificate, dated the Closing Date and executed in the name and on behalf of such Seller by the Chairman of the Board, the President or any Executive or Senior Vice President of such Seller, substantially in the form and to the effect of Exhibit D hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of such Seller, substantially in the form and to the effect of Exhibit E hereto.

6.04 Orders and Laws.

There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to Purchasers, and there shall not be pending or threatened on the Closing Date any Action or Proceeding in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Purchasers or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law.

6.05 Regulatory Consents and Approvals.

Subject to Section 1.05(b) with respect to the WPI Necessary Approvals and Section 1.05(c) with respect to the necessary approvals from the Competition Bureau regarding Pioneer Canada and the necessary approvals from the Cartel Office regarding the GmbH Subsidiary, all consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchasers and Sellers to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Purchasers, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements, including under the HSR Act shall have occurred.

6.06 Share Purchase and Transfer Agreement.

Pioneer shall have executed and delivered a Share Purchase and Transfer Agreement with respect to the GmbH Shares in the form of Exhibit F (the "Share Purchase and Transfer Agreement").

6.07 Release of Liens on Accounts Receivable

. Sellers shall have obtained the Sellers' Consents, including, without limitation, evidence in form and substance reasonably satisfactory to Purchasers that any Liens on the Accounts Receivable pursuant to Sellers' Receivables Sales Program have been or, simultaneously with the Closing, will be released by the lenders thereunder.

6.08 Transition Services Agreement

. Sellers shall have executed and delivered a transition services agreement in the form of Exhibit G (the "Transition Services Agreement").

6.09 Real Property Lease.

For the Real Property Lease relating to the Solon, Ohio facility, Pioneer shall have delivered to Arrow an Estoppel Certificate and consent to assignment from the lessor thereunder in form and substance reasonably satisfactory to Purchasers.

6.10 Opinion of Counsel.

Purchasers shall have received the opinion of Calfee, Halter & Griswold LLP, counsel to Pioneer, dated the Closing Date, substantially in the form and to the effect of Exhibit H, hereto.

6.11 Deliveries.

Sellers shall have delivered to Purchasers the General Assignment and the other Assignment Instruments.

6.12 Proceedings.

All proceedings to be taken on the part of Sellers in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchasers, and Purchasers shall have received copies of all such documents and other evidences as Purchasers may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

ARTICLE VII

CONDITIONS TO OBLIGATIONS OF SELLERS

The obligations of Sellers hereunder to sell the Assets are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Sellers in their sole discretion):

7.01 Representations and Warranties.

Each of the representations and warranties made by Purchasers in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

7.02 Performance.

Purchasers shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchasers at or before the Closing.

7.03 Officer's Certificates.

Each Purchaser shall have delivered to Sellers (a) a certificate, dated the Closing Date and executed in the name and on behalf of such Purchaser by the Chairman of the Board, the President or any Executive or Senior Vice President of such Purchaser, or in the case of Arrow Europe, a Managing Director with sole power of representation or two Managing Directors with joint power of representation of Arrow Europe, substantially in the form and to the effect of Exhibit I hereto, (b) a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of such Purchaser, or in the case of Arrow Europe, a Managing Director with sole power of representation or two Managing Directors with joint power of representation of Arrow Europe, substantially in the form and to the effect of Exhibit J hereto, and (c) an excerpt from the Commercial Register of Arrow Europe, dated the Closing Date.

7.04 Orders and Laws.

There shall not be in effect on the Closing Date any Order or Law that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

7.05 Regulatory Consents and Approvals.

Subject to Section 1.05(b) with respect to the WPI Necessary Approvals and Section 1.05(c) with respect to the necessary approvals from the Competition Bureau regarding Pioneer Canada and the necessary approvals from the Cartel Office regarding the GmbH Subsidiary, all consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Sellers and Purchasers to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements, including under the HSR Act, shall have occurred.

7.06 Deliveries.

Purchasers shall have delivered to Sellers the Assumption Agreement and the other Assumption Instruments.

7.07 Proceedings.

All proceedings to be taken on the part of Purchasers in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Sellers, and Sellers shall have received copies of all such documents and other evidences as Sellers may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

ARTICLE VIII

tax matters and post-closing taxes

8.01 Post-Closing Taxes.

(a) (i) Sellers shall be responsible for and indemnify and hold harmless Purchasers from and against (A) all Taxes relating to ownership of the Assets during periods (or portions thereof) ending on or before the Closing Date and (B) all Taxes payable by the GmbH Subsidiary with respect to periods, or portions thereof, ending on or before the Closing Date.

(ii) For purposes of this Section 8.01, other than with respect to income taxes, whenever it is necessary to determine the liability for Taxes of Sellers for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of such Taxes for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined based upon the relative number of days in the portion of the taxable period up to and including the Closing Date and the portion of the taxable period subsequent to the Closing Date. With respect to income taxes, Sellers' liability for Taxes shall be determined based on a closing of the books of the relevant entity, as of the close of business on the Closing Date.

(b) (i) Sellers shall timely prepare (or cause to be prepared) and timely file (or cause to be timely filed) all Tax Returns relating to the Assets for any taxable year or period ending on or before the Closing Date which are required to be filed on or before the Closing Date.

(ii) Purchasers shall prepare (or cause to be prepared) and timely file (or cause to be timely filed) all Tax Returns relating to the Assets and the GmbH Subsidiary for any taxable year or period, if any, that commences prior to the Closing Date and ends subsequent to the Closing Date. Purchasers shall provide Sellers with a copy of each Tax Return for Sellers' review and comment at least 30 days prior to the due date for filing such Tax Return. Sellers shall, at least ten (10) Business Days prior to the due date for filing any such Tax Return, remit to Purchasers the amount allocated or payable by Sellers to it with respect to such period pursuant to Section 8.01(a)(ii).

(iii) Purchasers will cause the GmbH Subsidiary to prepare and timely file all Tax Returns of the GmbH Subsidiary for any taxable year or period ending on or before the Closing Date which are not required to be filed on or before the Closing Date. Purchasers shall provide Sellers with a copy of each Tax Return for Sellers' review and comment at least 30 days prior to the due date for filing such Tax Return. Sellers shall, at least 10 Business Days prior to the due date for filing any such Tax Return, remit to Purchasers the amount shown as due on such Tax Return.

(c) Sellers shall be liable for all Transfer Taxes. Sellers shall pay any such Transfer Taxes when due and upon request by Purchasers, shall provide Purchasers an official receipt or other evidence of payment. If Purchasers pay any Transfer Tax, Sellers shall, within three (3) Business Days after receipt by Sellers of a notice regarding Purchasers' payment of such taxes, reimburse Purchasers for payment of such Taxes.

8.02 Other Tax Covenants.

(a) (i) All powers of attorney, if any, granted by Sellers with respect to Taxes relating to any of the Assets or the GmbH Subsidiary shall be revoked as of the Closing Date.

(ii) Between the date of this Agreement and the Closing, each of the Sellers will not and will ensure that the GmbH Subsidiary does not (A) make any change to its Tax accounting methods, any new election with respect to Taxes or any modification or revocation of any existing election with respect to Taxes which could affect the Assets or (B) settle or otherwise dispose of any Tax audit, dispute, or other Tax proceeding that could affect the Assets, in each case without Purchasers' express written consent thereto.

(b) (i) Subject to the provisions of this Section 8.02, Sellers shall have the right, at their own expense, to control, manage and be responsible for any audit, contest, claim, proceeding or inquiry with respect to Taxes relating to the Assets for any taxable year or period ending on or before the Closing Date and shall have the right to settle or contest in their discretion any such audit, contest, claim or proceeding; provided, however, that (x) no settlement or disposition of any such proceeding shall be made without Purchasers' written consent if the same could reasonably be expected to affect Purchasers' potential liability for Taxes in any taxable period or portion of a taxable period ending after the Closing Date; (y) Purchasers shall control any proceeding relating to a taxable period that begins before, and ends after, the Closing Date; and (z) Purchasers shall have the right to attend and participate in (but not control) at their own expense, any proceeding (insofar as it relates to the Assets) the control of which is allocated to Sellers pursuant to this Section 8.02 (b)(i).

(ii) Except for proceedings the control of which is determined pursuant to Section 8.02(b)(i), Purchasers shall, at their own expense, control, manage and solely be responsible for any audit, contest, claim, proceeding or inquiry with respect to Taxes for any taxable year or period ending after the Closing Date, and shall have the exclusive right to settle or contest any such audit, contest, claim, proceeding or inquiry without the consent of any other party.

(c) Pioneer Canada shall furnish to the Purchasers prior to or at Closing a certificate obtained by Pioneer Canada from each provincial or territorial tax authority where such certificate is required to be obtained confirming that no retail sales tax or health services tax (including applicable interest and penalties) is payable with respect to the Canadian Assets. Furthermore, Pioneer Canada shall obtain a certificate pursuant to any applicable provincial retail sales tax, health services tax or similar Laws confirming that all taxes collectible or payable by Pioneer Canada under such Laws have been paid.

ARTICLE IX

SURVIVAL OF REPRESENTATIONS, WARRANTIES,
COVENANTS AND AGREEMENTS

9.01 Survival of Representations, Warranties, Covenants and Agreements.

Notwithstanding any right of Purchasers (whether or not exercised) to investigate the Business or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, Sellers and Purchasers have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of Sellers and Purchasers contained in this Agreement will survive the Closing (a) indefinitely with respect to (i) the representations and warranties contained in Sections 2.02, 2.27, 3.02 and 3.06 and (ii) the covenants and agreements contained in Sections 1.01, 1.02, 13.04 and 13.06, (b) until sixty (60) days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to matters covered by Sections 2.09, 2.12, 2.19 and 2.20 and Article VIII, (c) until such date that is eighteen (18) months after the Closing Date, in the case of all other representations and warranties and any covenant or agreement to be performed in whole or in part on or prior to the Closing or (d) with respect to each other covenant or agreement contained in this Agreement, until sixty (60) days following the last date on which such covenant or agreement is to be performed or, if no such date is specified, indefinitely; provided that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (b), (c) or (d) above will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under Article X on or prior to such termination date, solely as to any claim or demand subject to such Claim Notice or Indemnity Notice, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article X.

ARTICLE X

INDEMNIFICATION

10.01 Indemnification.

(a) Subject to paragraphs (c) and (d) of this Section and the other Sections of this Article X, Sellers shall indemnify the Purchasers Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Sellers contained in this Agreement, (ii) a Retained Liability, (iii) any liabilities, obligations or commitments of Sellers or of the GmbH Subsidiary of any nature whatsoever relating to the GmbH Subsidiary from Liabilities arising at any time on or prior to the Closing Date; (iv) any liabilities, obligations or commitments for reimbursement for excess gross margins related to the Power and Signal line of business but only to the extent such liabilities, obligations or commitments relate to or arise out of Sellers' actions on or prior to the Closing Date; (v) any brokerage or finders' fees arising out of the transactions contemplated hereby owing to any party engaged by Sellers; (vi) any losses or expenses arising out of the failure to obtain, prior to the Closing, an Estoppel Certificate and consent to assignment from the lessor, in form and substance reasonably satisfactory to Purchasers, of the Real Property Leases relating to the Fremont, California and the Hilden, Germany real properties or (vii) any liability, obligation or commitment of Sellers arising out of or related to the Action listed in Section 1.02(b)(iv) of the Disclosure Schedules to the extent such liability, obligation or commitment relates to or arises out of a sale by any Seller occurring on or prior to the Closing Date (provided that for purposes of this clause (vii), "Losses" shall not include any court costs, fees of attorneys, accountants and other experts or other expenses of or incurred in connection with such Action).

(b) Subject to the other Sections of this Article X, Purchasers shall indemnify the Sellers Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchasers contained in this Agreement, (ii) an Assumed Liability, or (iii) any brokerage or finders' fees arising out of the transactions contemplated hereby owing or to any party engaged by Purchasers.

(c) No amounts of indemnity shall be payable in the case of a claim by a Purchasers Indemnified Party under Section 10.01(a)(i) (A) unless and until the Purchasers Indemnified Parties have suffered, incurred, sustained or become subject to Losses referred to in such Section in excess of 1% of the Purchase Price in the aggregate, in which event the Purchasers Indemnified Parties shall be entitled to claim the full amount of such Losses; and (B) after the Purchasers Indemnified Parties have received payments from Sellers in respect of claims made under such Section of an amount equal to 30% of the Purchase Price; provided that this paragraph (c) shall not apply to (x) a breach of a representation or warranty contained in Section 2.02, 2.03, 2.04, 2.09 or 2.27, or the breach of a covenant contained in Section 1.07, 4.09, 13.04 or 13.06, (y) Sellers' obligations hereunder with respect to Retained Liabilities and Purchasers' obligations hereunder with respect to the Assumed Liabilities, and (z) any claims based on either party's fraud.

(d) No amounts of indemnity shall be payable in the case of a claim by a Purchasers Indemnified Party under Section 10.01(a)(i) to the extent (i) the subject matter of the claim is covered by and paid pursuant to a warranty or indemnification from a third party or (ii) a Loss directly results from the termination of any Business Contract with any Named Supplier (other than Power and Signal) by such Named Supplier other than for cause or the termination of any Business Contract with any customer by such customer other than for cause. Notwithstanding anything to the contrary provided for in this Agreement, to the extent that the Closing Purchase Price has been adjusted pursuant to Section 1.04(c) and Purchasers are paid for any claim in connection therewith, Purchasers shall not be entitled to a "second" payment under Section 10.01(a)(i), as a result of any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Sellers contained in this Agreement, for the same claim, based on the identical facts and circumstances.

10.02 Method of Asserting Claims.

All claims for indemnification by any Indemnified Party under Section 10.01 will be asserted and resolved as follows:

(a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 10.01 is asserted against or sought to be collected from such Indemnified Party by a Person other than Sellers or any Affiliates of Sellers or of Purchasers (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under Section 10.01 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

(i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 10.02(a), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party, which consent will not be unreasonably withheld in the case of any settlement as to which the Indemnified Party will be indemnified in full). The Indemnifying Party will be deemed to have waived its right to dispute its liability to the Indemnified Party under Section 10.01 with respect to any Third Party Claim as to which it elects to control the defense. The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this Section 10.02(a)(i), file any motion, answer or other pleadings or take any other action that is reasonably necessary or appropriate to protect the Indemnified Party's interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may retain separate counsel to represent it in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 10.02(a)(i), and the Indemnified Party will bear its own costs and expenses with respect to such separate counsel except as provided in the preceding sentence and except that the Indemnifying Party will pay the costs and expenses of such separate counsel if (x) in the Indemnified Party's good faith judgment, it is advisable, based on advice of counsel, for the Indemnified Party to be represented by separate counsel because a conflict or potential conflict exists between the Indemnifying Party and the Indemnified Party or (y) the named parties to such Third Party Claim include both the Indemnifying Party and the Indemnified Party and the Indemnified Party determines in good faith, based on advice of counsel, that defenses are available to it that are unavailable to the Indemnifying Party. Notwithstanding the foregoing, the Indemnified Party may retain or take over the control of the defense or settlement of any Third Party Claim the defense of which the Indemnifying Party has elected to control if the Indemnified Party irrevocably waives its right to indemnity under Section 10.01 with respect to such Third Party Claim.

(ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 10.02(a), or if the Indemnifying Party gives such notice but fails to prosecute diligently or settle the Third Party Claim, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this Section 10.02(a)(ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 10.02(a)(ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will bear all costs and expenses and reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 10.02(a)(ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

(iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section 10.01 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss arising from such Third Party Claim will be conclusively deemed a liability of the Indemnifying Party under Section 10.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

(b) In the event any Indemnified Party should have a claim under Section 10.01 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. Subject to Section 9.01, the failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss arising from the claim specified in such Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 10.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

ARTICLE XI

TERMINATION

11.01 Termination.

Subject to the terms and conditions set forth in Article IV and Article VI of this Agreement, this Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

(a) at any time before the Closing, by mutual written agreement of Sellers and Purchasers;

(b) any time after April 30, 2003, by Sellers or Purchasers upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party; provided, however, that if the parties are diligently and in good faith progressing to Closing, either party may extend such date, with written notification thereof to the other party for an additional one thirty (30) day period; or

(c) at any time before the Closing, by Purchasers, in the event that (i) any court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have issued an order making illegal or otherwise restricting, preventing or prohibiting the transactions contemplated by this Agreement due to the fact that Sellers' stockholder approval may be necessary, or (ii) Sellers' boards of directors determine to seek stockholder approval for the transactions contemplated by this Agreement.

11.02 Effect of Termination.

If this Agreement is validly terminated pursuant to Section 11.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of Sellers or Purchasers (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except as provided in the next succeeding sentence and except that the provisions with respect to expenses in Section 13.04 and confidentiality in Section 13.06 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, (i) upon termination of this Agreement pursuant to Section 11.01(b), Sellers will remain liable to Purchasers for any willful breach of this Agreement by Sellers existing at the time of such termination, and Purchasers will remain liable to Sellers for any willful breach of this Agreement by Purchasers existing at the time of such termination, and Sellers or Purchasers may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity, and (ii) upon termination of this Agreement by Purchasers pursuant to Section 11.01(c), Sellers shall reimburse Purchasers for their expenses incurred in connection with this Agreement and the Operative Agreements and the transactions contemplated hereby and thereby, including, without limitation, any fees, commissions and expenses of Goldman Sachs & Co.

ARTICLE XII

DEFINITIONS

12.01 Definitions.

(a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

"Accounting Principles" has the meaning ascribed to it in Section 1.04(c)(i).

"Accounts Payable" has the meaning ascribed to it in Section 1.02(a)(i).

"Accounts Receivable" has the meaning ascribed to it in Section 1.01(a)(ii).

"Accrued Expenses" has the meaning ascribed to it in Section 1.02(a)(iii).

"Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

"Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

"Agreement" means this Purchase Agreement and the Exhibits, Annex, the Disclosure Schedule and the Schedules hereto and the certificates delivered in accordance with Sections 6.03 and 7.03, as the same shall be amended from time to time.

"Approval Date" has the meaning ascribed to it in Section 1.05(c).

"Arrow" has the meaning ascribed to it in the forepart of this Agreement.

"Arrow Canada" has the meaning ascribed to it in the forepart of this Agreement.

"Arrow Europe" has the meaning ascribed to it in the forepart of this Agreement.

"Assets" has the meaning ascribed to it in Section 1.01(a).

"Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, investment assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

"Assignment Instruments" has the meaning ascribed to it in Section 1.05(a).

"Assumed Liabilities" has the meaning ascribed to it in Section 1.02(a).

"Assumption Agreement" has the meaning ascribed to it in Section 1.05(a).

"Assumption Instruments" has the meaning ascribed to it in Section 1.05(a).

"Benefit Plan" means any Plan established by any Seller, or any predecessor or Affiliates of Sellers, existing at the Closing Date or prior thereto, to which any Seller contributes or has contributed on behalf of any Employee, former employee or director of the Business, whether formal or informal, oral or written, legally binding or not, under which any Employee or former employee of the Business has any present or future right to benefits or under which any Seller has any present or future liability.

"Books and Records" of any Person means all files, documents, instruments, papers, books and records relating to the business, operations, condition of (financial or other), results of operations and Assets and Properties of such Person, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

"Business" has the meaning ascribed to it in the forepart of this Agreement, provided, however, that the Business shall not include the Excluded Business or any other business relating to the Terminated Suppliers/Businesses.

"Business Books and Records" has the meaning ascribed to it in Section 1.01(a)(xi).

"Business Combination" means with respect to any Person, any merger, consolidation or combination to which such Person is a party, any sale, dividend, split or other disposition of capital stock or other equity interests of such Person or any sale, dividend or other disposition of all or substantially all of the Assets and Properties of such Person.

"Business Contracts" has the meaning ascribed to it in Section 1.01(a)(iii).

"Business Day" means a day other than Saturday, Sunday or any day on which banks located in the States of Ohio and New York are authorized or obligated to close.

"Canadian Assets" has the meaning ascribed to it in Section 1.01(a).

"Canadian Liabilities" has the meaning ascribed to it in Section 1.02(a).

"Canadian Purchase Price" means US$530,880  plus the Net Book Value of the Canadian Assets as shown on the Pre-Closing Balance Sheet, as adjusted on the Closing Date Balance Sheet.

"Cartel Office" has the meaning ascribed to it in Section 2.04.

"CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

"CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System, as provided for by 40 C.F.R. Section 300.5.

"Claim Notice" means written notification pursuant to Section 10.02(a) of a Third Party Claim as to which indemnity under Section 10.01 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Section 10.01, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such Third Party Claim.

"Closing" means the closing of the transactions contemplated by Section 1.05.

"Closing Date" means (a) the last Business Day of the month, but not less than five (5) Business Days after the day, during which the last of the consents, approvals, actions, filings, notices or waiting periods described in or related to the filings described in Sections 6.04, 6.05, 6.08 and 6.11, and Sections 7.04 and 7.05 has been obtained, made or given or has expired, as applicable, or (b) such other date as Purchasers and Sellers mutually agree upon in writing.

"Closing Date Balance Sheet" has the meaning ascribed to it in Section 1.04(c)(i)(B).

"Closing Date Certificate" has the meaning ascribed to it in Section 1.04(c)(i)(B).

"Closing Date Net Book Value" has the meaning ascribed to it in Section 1.04(c)(i)(B).

"Closing Purchase Price" has the meaning ascribed to it in Section 1.04(a).

"Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

"Commission" has the meaning ascribed to it in Section 2.04.

"Competition Act" has the meaning ascribed to it in Section 2.04.

"Competition Bureau" has the meaning ascribed to it in Section 2.04.

"Condition of the Business" means the business, condition (financial or otherwise), result of operations of the Assets or the Business.

"Confidentiality Agreement" means the Confidentiality, Non-Interference and Standstill Agreement, dated October 4, 2002, entered into by and between Pioneer and Arrow.

"Contract" means any contract, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement, purchase order, sales order or other agreement, practice or arrangement, understanding or commitment (whether written or oral).

"Determination Date" has the meaning ascribed to it in Section 1.04(c)(i)(D).

"Disclosure Schedule" means the record delivered to Purchasers by Sellers herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Sellers pursuant to this Agreement.

"Dispute Period" means the period ending thirty (30) days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

"DOJ" has the meaning ascribed to it in Section 2.04.

"Drop Dead Date" has the meaning ascribed to it in Section 1.05(c).

"Employee" means each employee, officer or consultant of any Seller or of the GmbH Subsidiary engaged full time exclusively in the conduct of the Business or as otherwise agreed by Sellers and Purchasers, as such employees are listed on Section 2.19 of the Disclosure Schedule.

"Environmental Claim" means, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person (including, without limitation, any Governmental Authority) alleging or asserting such Person's liability for investigatory costs, cleanup costs, Governmental or Regulatory Authority response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

"Environmental Law" means any Law or Order relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

"Estimated Net Book Value" has the meaning ascribed to it in Section 1.04(c)(i).

"Estoppel Certificate" means the written certification, issued not more than thirty (30) days prior to the Closing Date by a lessor, sublessor or other party to a lease or occupancy agreement, stating (a) that such lease or occupancy agreement is (i) in full force and effect and (ii) has not been modified or amended except as described therein, (b) that Sellers have paid all rental payments which are due for all periods ending on the Closing Date, (c) that no default or event of default exists thereunder, and (d) that to the best of the knowledge of the issuer thereof, no event has occurred which, with the giving of notice or lapse of time or both, would be a default or event of default thereunder.

"Excluded Assets" has the meaning ascribed to it in Section 1.01(b).

"Excluded Business" means anything other than the Business, including Sellers' distribution and resale of mid-range computer products, computer systems, software and services engaged by Sellers' Computer Systems Division.

"Excluded Books and Records" has the meaning ascribed to it in Section 1.01(b)(vii).

"Excluded Prepaid Expenses" has the meaning ascribed to it in Section 1.01(b)(iii).

"Final Net Book Value" has the meaning ascribed to it in Section 1.04(c)(i)(D).

"Financial Statements" means the financial statements delivered to Purchasers pursuant to Section 2.06.

"FTC" has the meaning ascribed to it in Section 2.04.

"GAAP" means generally accepted accounting principles in the United States or Canada, as applicable, consistently applied throughout the specified period and in the immediately prior comparable period.

"General Assignment" has the meaning ascribed to it in Section 1.05(a).

"GmbH Purchase Price" means US$729,960 plus the Net Book Value of the GmbH Subsidiary as shown on the Pre-Closing Balance Sheet.

"GmbH Shares" has the meaning ascribed to it in the forepart of this Agreement.

"GmbH Subsidiary" has the meaning ascribed to it in the forepart of this Agreement.

"Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

"GST" has the meaning ascribed to it in Section 2.09(a).

"GWB" has the meaning ascribed to it in Section 2.04.

"Hazardous Material" means (A) any petroleum or petroleum products, explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain polychlorinated biphenyls (PCBs); (B) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and (C) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law.

"Holdback Amount" has the meaning ascribed to it in Section 1.05(a).

"HSR Act" means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder.

"Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

"Indemnified Party" means any Person claiming indemnification under any provision of Article X.

"Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article X.

"Indemnity Notice" means written notification pursuant to Section 10.02(b) of a claim for indemnity under Article X by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such claim.

"Independent Accountant" has the meaning ascribed to it in Section 1.04(c)(i)(C).

"Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

"Intangible Personal Property" has the meaning ascribed to it in Section 1.01(a)(viii).

"Inventory" has the meaning ascribed to it in Section 1.01(a)(i).

"Knowledge of Sellers" or "Known to Sellers" means the actual knowledge of any officer or director of Sellers or any employees of Sellers listed in Section 12.01(a) of the Disclosure Schedule.

"Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

"Letter of Credit" means any letter of credit, in lieu of a security deposit, obtained by Pioneer in connection with the real property lease of the Power and Signal facility located in Hilden, Germany.

"Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

"Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

"Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, Tax, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

"Loss" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

"Material Adverse Effect" means an adverse effect on the Condition of the Business, taken as a whole, reasonably expected to result in the occurrence of a Loss to the Business, individually, not in the aggregate, equal to or greater than $2,500,000; except to the extent resulting from (i) any change in general United States or global economic conditions, or (ii) any change in general economic conditions in the industry in which the Business operates which changes do not affect Sellers disproportionately relative to other entities, or (iii) the termination of any Business Contract with any Named Suppliers (other than Power and Signal) by such Named Supplier other than for cause, or (iv) the termination of any Business Contract with any customer by such customer other than for cause.

"Named Suppliers" has the meaning ascribed to it in Section 1.01(a)(i).

"Net Book Value" means the amount by which (i) the value of the Accounts Receivable, Inventory, Tangible Personal Property, Intangible Personal Property, and Prepaid Expenses, exceeds (ii) the value of the Accounts Payable and Accrued Expenses.

"Net Worth Deficiency" has the meaning ascribed to it in Section 1.04(c)(i)(D).

"Net Worth Excess" has the meaning ascribed to it in Section 1.04(c)(i)(D).

"NPL" means the National Priorities List under CERCLA.

"Operative Agreements" means, collectively, the General Assignment and the other Assignment Instruments, the Assumption Agreement and the other Assumption Instruments and any support or other agreements to be entered into in connection with the transaction.

"Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or (ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any shares of capital stock of such Person are voted.

"Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

"Permitted Lien" means (i) any Lien for Taxes not yet due or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent for which adequate reserves have been established in accordance with GAAP, (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the Business; and (iv) any purchase money security interest or similar Lien.

"Person" means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

"Personal Property Leases" has the meaning ascribed to it in Section 1.01(a)(vii).

"Pioneer" has the meaning ascribed to it in the forepart of this Agreement.

"Pioneer Canada" has the meaning ascribed to it in the forepart of this Agreement.

"Pioneer Illinois" has the meaning ascribed to it in the forepart of this Agreement.

"Pioneer LTD" has the meaning ascribed to it in the forepart of this Agreement.

"Pioneer Minnesota" has the meaning ascribed to it in the forepart of this Agreement.

"Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, fringe benefit stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, change-in-control, employment, separation or other employee benefit plan, practice, policy, agreement or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA (including, without limitation multiemployer plans within the meaning of Section 3(37) of ERISA.

"Pre-Closing Balance Sheet" has the meaning ascribed to it in Section 1.04(c)(i)(A).

"Pre-Closing Balance Sheet Adjustment Amount" has the meaning ascribed to it in Section 1.04(a).

"Pre-Closing Certificate" has the meaning ascribed to it in Section 1.04(c)(i).

"Prepaid Expenses" has the meaning ascribed to it in Section 1.01(a)(iv).

"Product Liabilities" has the meaning ascribed to it in Section 1.02(b)(x).

"Purchase Price" has the meaning ascribed to it in Section 1.04(b).

"Purchasers" has the meaning ascribed to it in the forepart of this Agreement.

"Purchasers Indemnified Parties" means Purchasers and their officers, directors, employees, agents and Affiliates.

"Purchasers' Accountant" has the meaning ascribed to it in Section 1.04(c)(i)(B).

"Purchasers' 401(k) Plan" has the meaning ascribed to it in Section 1.06(c)(v).

"Real Property Leases" has the meaning ascribed to it in Section 1.01(a)(v).

"Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment.

"Representatives" has the meaning ascribed to it in Section 4.03.

"Resolution Period" means the period ending thirty (30) days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in a Claim Notice or an Indemnity Notice.

"Retained Intel Volume Business" means all business that Sellers conduct with Intel except for the semi-conductor business.

"Retained Intellectual Property" has the meaning ascribed to it in Section 1.01(b)(x).

"Retained Liabilities" has the meaning ascribed to it in Section 1.02(b).

"Returned Goods" has the meaning ascribed to it in Section 1.02(b)(ix).

"Security Agreements" has the meaning ascribed to it in Section 2.22.

"Selected Employees" means those Employees who will be identified by Purchasers prior to the Closing to receive offers of employment in accordance with Section 1.06.

"Sellers" has the meaning ascribed to it in the forepart of this Agreement.

"Sellers' Accountant" has the meaning ascribed to it in Section 1.04(c)(i)(B).

"Sellers' Consents" has the meaning ascribed to it in Section 4.11.

"Sellers Indemnified Parties" means Sellers and their officers, directors, employees, agents and Affiliates.

"Sellers' 401(k) Plan" has the meaning ascribed to it in Section 1.06(c)(v).

"Severance Policy" means Seller's Severance Pay Policy, as in effect prior to August 1, 2002 and attached hereto as Annex B.

"Share Purchase and Transfer Agreement" has the meaning ascribed to it in Section 6.06.

"Siebel Assignment Agreement" has the meaning ascribed to it in Section 4.15.

"Siebel Software" means the (Siebel Sales Enterprise) software, licensed by Seller pursuant to the Software License Agreement between Pioneer and Siebel Systems, Inc., effective September 10, 1996.

"Special Closing Condition-Material Adverse Effect" means an adverse effect on the Condition of the Business, taken as a whole, reasonably expected to result in the occurrence of a Loss to the Business, individually or in the aggregate, equal to or greater than $25,000,000, or result in there being insufficient Inventory to conduct the Power and Signal line of business in the ordinary course in all material respects consistent with past practice; except to the extent resulting from (i) any change in general United States or global economic conditions, or (ii) any change in general economic conditions in the industry in which the Business operates which changes do not affect Sellers disproportionately relative to other entities, or (iii) the termination of any Business Contract with any Named Suppliers (other than Power and Signal) by such Named Supplier other than for cause, or (iv) the termination of any Business Contract with any customer by such customer other than for cause.

"Tangible Personal Property" has the meaning ascribed to it in Section 1.01(a)(vi).

"Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, goods and services, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

"Tax Returns" means all returns, reports and forms required to be filed with respect to Taxes.

"Tenant Security Deposits" has the meaning ascribed to it in Section 1.01(a)(x).

"Terminated Business" means the kitting business.

"Terminated Suppliers" means the suppliers of any terminated franchised lines of the Business listed on Section 12.01(b) of the Disclosure Schedule, together with any other suppliers of the Business that terminate their respective franchised lines of Business from the date of the Agreement until Closing.

"Third Party Claim" has the meaning ascribed to it in Section 10.02(a).

"Transfer Taxes" means all sales, transfer, filing, recordation, registration and similar taxes and fees arising from or associated with the sale of the Assets to Purchasers.

"Transferred Employee" has the meaning ascribed to it in Section 1.06(a)(i).

"Transition Services Agreement" has the meaning ascribed to it in Section 6.08.

"U.S. Assets" has the meaning ascribed to it in Section 1.01(a).

"U.S. Liabilities" has the meaning ascribed to it in Section 1.02(a).

"WARN Act" has the meaning ascribed to it in Section 1.06(b).

"WPI Approval Date" has the meaning ascribed to it in Section 1.05(b).

"WPI Drop Dead Date" has the meaning ascribed to it in Section 1.05(b).

"WPI Necessary Approvals" has the meaning ascribed to it in Section 1.05(b).

"WPI Shares" has the meaning ascribed to it in Section 1.01(a)(ix).

"WPI Shares Book Value" means the book value of the WPI Shares, as reflected on the September Balance Sheet.

"WPI Shares Purchase Price" means the fair market value of the WPI Shares, based on the average closing price on the exchange on which the WPI Shares are principally traded for the ten (10) consecutive trading days ending five (5) Business Days (i) prior to the Closing, if all of the WPI Necessary Approvals are obtained prior to the Closing Date, or (ii) prior to the Approval Date, if the WPI Necessary Approvals are not obtained prior to the Closing Date but are obtained prior to the Drop Dead Date.

(b) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of Sellers in connection with the Business. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

ARTICLE XIII

MISCELLANEOUS

13.01 Notices.

All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

If to Purchasers, to:

ARROW ELECTRONICS, INC.
50 Marcus Drive
Melville, NY 11747
Facsimile No.: (631) 391-4379
Attn: Peter Brown, Senior Vice President and General Counsel

with a copy to:

MILBANK, TWEED, HADLEY & MCCLOY LLP
1 Chase Manhattan Plaza
New York, NY 10005
Facsimile No.: (212) 530-5219
Attn: Howard Kelberg, Esq.

If to Sellers, to:

PIONEER-STANDARD ELECTRONICS, INC.
6065 Parkland Boulevard
Mayfield Heights, Ohio 44124
Facsimile No.: (440) 720-8558
Attn: Chief Executive Officer

with a copy to:

CALFEE, HALTER & GRISWOLD LLP
1400 McDonald Investment Center
800 Superior Avenue
Cleveland, Ohio 44114
Facsimile No.: (216) 241-0816
Attn: Laurence N. Schultz, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

13.02 Bulk Sales Act.

(a) Subject to paragraph (b), to the extent the transactions contemplated in this Agreement are deemed to be subject to compliance with the terms of any applicable Bulk Sales Act, Sellers shall be solely responsible for compliance therewith and Sellers shall indemnify Purchasers from and against any liabilities arising from a failure to comply.

(b) Waiver of Bulk Sales Legislation. The parties agree that the sale of the Assets by the Sellers to the Purchasers pursuant to this Agreement may be considered to constitute a "sale in bulk" within the meaning of the Bulk Sales Act (Ontario) and the comparable legislation of other Canadian jurisdictions the laws of which may apply to the transactions contemplated in this Agreement. The parties agree that compliance with the provisions of such Act and such comparable legislation, if any, is not practicable and therefore the Purchasers agree to waive compliance with the said provisions and the Sellers hereby covenant and agree to fully indemnify and hold harmless the Purchasers from and against any and all actions, proceedings, suits, claims, liabilities, damages, expenses and demands arising, directly or indirectly, as a result of or in relation to the failure of the Sellers to comply with the requirements of such Act and such comparable legislation, if any, in connection with the transactions contemplated in this Agreement.

13.03 Entire Agreement.

This Agreement, the Confidentiality Agreement and the Operative Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

13.04 Expenses.

Except as otherwise expressly provided in this Agreement (including without limitation as provided in Section 10.02), whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the Operative Agreements and the transactions contemplated hereby and thereby (including in connection with any filings to be made to obtain the necessary approvals from the FTC or DOJ, the GWB, the TIC or TSE and the Competition Bureau, provided, however, that Sellers shall bear the costs, fees and expenses in connection with the notarization of the Share Purchase and Transfer Agreement.

13.05 Public Announcements.

Sellers and Purchasers shall furnish the other with a draft of any press release to be issued concerning the transactions contemplated by this Agreement prior to the release thereof and as far in advance of their disclosure as practicable and shall in good faith consult with and consider the suggestions of the other party concerning the nature and scope of the information it proposes to disclose.

13.06 Confidentiality.

Any information or material obtained by Purchasers or their Representatives and by Sellers or their representatives pursuant to this Agreement shall be treated as "Material", as defined by the Confidentiality Agreement, and shall be governed by the terms of such Confidentiality Agreement.

13.07 Waiver.

Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

13.08 Joint and Several Liability.

All of the obligations of Sellers to Purchasers under this Agreement shall be joint and several, and all of the obligations of Purchasers to Sellers under this Agreement shall be joint and several.

13.09 Amendment.

This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

13.10 No Third Party Beneficiary.

The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article X.

13.11 No Assignment; Binding Effect.

Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchasers may assign any or all of their rights, interests and obligations hereunder (including without limitation their rights under Article X) to (i) a wholly-owned subsidiary, provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein or (ii) any post-Closing purchaser of the Business or a substantial part of the Assets but no such assignment referred to in clause (i) or (ii) shall relieve Purchasers of their obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

13.12 Headings.

The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

13.13 Invalid Provisions.

If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

13.14 Consent to Jurisdiction and Governing Law.

This Agreement shall be governed by and construed in accordance with the Laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof. Any judicial proceeding brought with respect to this Agreement must be brought in any federal or state court of competent jurisdiction in any state of the United States, and, by the execution and delivery of this Agreement, each party (i) accepts, generally and unconditionally, the non-exclusive jurisdiction of any courts and any related appellate court in the State of New York, and irrevocably agrees to be bound by any judgment rendered by such courts in connection with this Agreement and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. In furtherance of the preceding clause, so long as this Agreement is in effect, Purchasers and Sellers (if it is not a New York corporation and is not qualified to do business in New York as a foreign corporation) will at all times have an authorized agent in the City of New York, upon whom process may be served in any legal action or proceeding in any court of competent jurisdiction in the State of New York arising out of or in connection with this Agreement. Sellers hereby irrevocably appoint CT Corporation System, as its agent for service of process in New York with respect to all disputes arising out of or in connection with this Agreement.

13.15 Counterparts.

This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party as of the date first above written.

PURCHASERS

ARROW ELECTRONICS, INC.

By:_______________________

Name:

Title:

ARROW EUROPE GMBH

By:________________________

Name:

Title:

ARROW ELECTRONICS CANADA LTD.

By:________________________

Name:

Title:

SELLERS

PIONEER-STANDARD ELECTRONICS, INC.

By:_______________________

Name:

Title:

PIONEER-STANDARD ILLINOIS, INC.

By:________________________

Name:

Title:

PIONEER-STANDARD MINNESOTA, INC.

By:________________________

Name:

Title:

PIONEER-STANDARD ELECTRONICS, LTD.

By:________________________

Name:

Title:

PIONEER-STANDARD CANADA INC.

By:________________________

Name:

Title:

EXHIBIT A

GENERAL ASSIGNMENT AND BILL OF SALE

THIS GENERAL ASSIGNMENT AND BILL OF SALE is entered into this ____ day of _________, ____ by and between [_________________], a _________________ corporation ("Purchaser"), and [_________________], a ___________ corporation ("Seller").

WHEREAS, Purchaser and Seller have entered into a Purchase Agreement, dated as of January __, 2003 (the "Purchase Agreement"; capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement), pursuant to which Seller has agreed to sell, transfer, convey, assign and deliver to Purchaser and Purchaser has agreed to purchase from Seller certain assets used or held for use by Seller in connection with the conduct of the Business, and Purchaser has agreed, in partial consideration therefor, to assume certain obligations in connection therewith by executing an Assumption Agreement of even date herewith;

WHEREAS, Seller desires to transfer and assign to Purchaser the assets described below pursuant to Section 1.04 of the Purchase Agreement and Purchaser desires to accept the sale, transfer, conveyance, assignment and delivery thereof;

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller hereby irrevocably sells, transfers, conveys, assigns and delivers to Purchaser all of Seller's right, title and interest in, to and under the Assets specified in Section 1.01(a) of the Purchase Agreement, other than the Excluded Assets, as the same shall exist on the date hereof (collectively, the "Assigned Assets"), TO HAVE AND TO HOLD the same unto Purchaser, its successors and assigns, forever.

Purchaser hereby accepts the sale, transfer, conveyance, assignment and delivery of the Assigned Assets.

At any time or from time to time after the date hereof, at Purchaser's request and without further consideration, Seller shall execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Purchaser the Business, and to confirm Purchaser's title to, all of the Assigned Assets.

Except with regard to matters set forth in Articles IX and X of the Purchase Agreement, Seller hereby constitutes and appoints Purchaser the true and lawful attorney of Seller, with full power of substitution, in the name of Seller or Purchaser, but on behalf of and for the benefit of Purchaser: (i) to demand and receive from time to time any and all of the Assigned Assets and to make endorsements and give receipts and releases for and in respect of the same and any part thereof; (ii) to institute, prosecute, compromise and settle any and all Actions or Proceedings that Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assigned Assets; (iii) to defend or compromise any or all Actions or Proceedings in respect of any of the Assigned Assets; and (iv) to do all such acts and things in relation to the matters set forth in the preceding clauses (i) through (iii) as Purchaser shall deem desirable. Seller hereby acknowledges that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by it in any manner or for any reason. Seller shall deliver to Purchaser at Closing an acknowledged power of attorney to the foregoing effect executed by Seller. Purchaser shall indemnify and hold harmless Seller from any and all Losses caused by or arising out of any actions by Purchaser in its exercise of such power of attorney.

This General Assignment and Bill of Sale may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

This General Assignment and Bill of Sale shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof, except that if it is necessary in any other jurisdiction to have the law of such other jurisdiction govern this General Assignment and Bill of Sale in order for this General Assignment and Bill of Sale to be effective in any respect, then the laws of such other jurisdiction shall govern this General Assignment and Bill of Sale to such extent.

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this General Assignment and Bill of Sale on the day and year first above written.

[_________________]

By:__________________________

Name:

Title:

[_________________]

By:__________________________

Name:

Title:

EXHIBIT B

ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT is entered into this ____ day of _________, ____ by and between [_________________], a _________________ corporation ("Purchaser"), and [_________________], a ____________ corporation ("Seller").

WHEREAS, Purchaser and Seller have entered into an Purchase Agreement, dated as of January __, 2003 (the "Purchase Agreement"; capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement), pursuant to which Seller has agreed to sell, transfer, convey, assign and deliver to Purchaser and Purchaser has agreed to purchase from Seller certain assets used or held for use by Seller in connection with the conduct of the Business, and Purchaser has agreed, in partial consideration therefor, to assume certain obligations in connection therewith by executing this Assumption Agreement;

WHEREAS, pursuant to Section 1.04 of the Purchase Agreement, Purchaser is required to execute and deliver to Seller this Agreement whereby Purchaser assumes such obligations;

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Purchaser hereby undertakes and agrees from and after the date hereof, subject to the limitations contained herein, to assume and to pay, perform and discharge when due the Assumed Liabilities.

Nothing contained herein shall require Purchaser to pay or discharge any debts or obligations expressly assumed hereby so long as Purchaser shall in good faith contest or cause to be contested the amount or validity thereof.

Other than as specifically stated above or in the Purchase Agreement, Purchaser assumes no debt, liability or obligation of Seller, including without limitation the Retained Liabilities, by this Assumption Agreement, and it is expressly understood and agreed that all debts, liabilities and obligations not assumed hereby by Purchaser shall remain the sole obligation of Seller, its successors and assigns.

No Person other than Seller, its successors and assigns shall have any rights under this Assumption Agreement or the provisions contained herein.

This Assumption Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

This Assumption Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof, except that if it is necessary in any other jurisdiction to have the law of such other jurisdiction govern this Assumption Agreement in order for this Assumption Agreement to be effective in any respect, then the laws of such other jurisdiction shall govern this Assumption Agreement to such extent.

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Assumption Agreement on the day and year first above written.

[_________________]

By:__________________________

Name:

Title:

[_________________]

By:__________________________

Name:

Title:

EXHIBIT D

Officer's Certificate

[_________________], a ________________ corporation ("Seller"), pursuant to Section 6.03 of the Purchase Agreement dated as of January __, 2003 (the "Purchase Agreement"; capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement) between [_________________], a ________________ corporation, and Seller, HEREBY CERTIFIES that:

(1) Each of the representations and warranties made by Seller in the Purchase Agreement (other than those made as of a specified date earlier than the date hereof) is true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, and each of the representations and warranties made by Seller as of a specified date earlier than the date hereof was true and correct in all material respects as of such earlier date.

(2) Each of the agreements, covenants and obligations required by the Purchase Agreement to be performed or complied with by Seller at or before the Closing has been duly performed or complied with in all material respects.

IN WITNESS WHEREOF, Seller has caused this Certificate to be executed on its behalf by the undersigned on and as of the ____ day of ____________, ____.

[_________________]

By:___________________________

Name:

Title:

EXHIBIT E

[Assistant] Secretary's Certificate

I, __________, [Assistant] Secretary of [_________________], a _______________ corporation ("Seller"), pursuant to Section 6.03 of the Purchase Agreement dated as of January __, 2003 (the "Purchase Agreement") between [_________________], a _______________ corporation, and Seller, DO HEREBY CERTIFY on behalf of Seller as follows:

(1) Attached hereto as Exhibit A is a true, complete and correct copy of the Articles of Incorporation of Seller and all amendments thereto (as so amended, the "[Certificate] [Articles] of Incorporation"), and no amendment to the [Certificate] [Articles] of Incorporation has been authorized or become effective since the date of the last of such amendments, no amendment or other document relating to or affecting the [Certificate] [Articles] of Incorporation has been filed in the office of the Secretary of State of the State of __________ since such date and no action has been taken by Seller, its [stockholders] [shareholders], directors or officers in contemplation of the filing of any such amendment or other document or in contemplation of the liquidation or dissolution of Seller.

(2) Attached hereto as Exhibit B is a true, complete and correct copy of the Code of Regulations of Seller as in full force and effect on the date hereof and at all times since [date of last amendment].

(3) Attached hereto as Exhibit C is a true, complete and correct copy of resolutions adopted by the Board of Directors of Seller with respect to the Purchase Agreement and the Operative Agreements to which it is a party and the transactions contemplated thereby, which resolutions were duly and validly adopted at a meeting of the Board of Directors of Seller on __________, ____, at which a quorum was present and acting throughout. All such resolutions are in full force and effect on the date hereof in the form in which adopted and no other resolutions have been adopted by the Board of Directors of Seller or any committee thereof relating to the Purchase Agreement and the Operative Agreements to which it is a party and the transactions contemplated thereby.

(4) Each of the following named individuals is a duly elected or appointed, qualified and acting officer of Seller who holds, and at all times since [date of execution of the Purchase Agreement] has held, the offices set opposite such individual's name, and the signature written opposite the name and title of such officer is such officer's genuine signature:

[Name] [Title] ______________________________

[Name] [Title] ______________________________

[Name] [Title] ______________________________

[Name] [Title] ______________________________

IN WITNESS WHEREOF, Seller has caused this Certificate to be executed on its behalf by the undersigned on and as of the ____ day of ______________, ____.

[_________________]

By:___________________________

Name:

Title:

I, __________, [title of officer] of Seller, DO HEREBY CERTIFY on behalf of Seller that __________ is the duly elected or appointed, qualified and acting [Assistant] Secretary of Seller, and the signature set forth above is the genuine signature of such officer.

_________________________

Name:

Title:

____________, ____

EXHIBIT I

Officer's Certificate

[_________________], a _______________ corporation ("Purchaser"), pursuant to Section 7.03 of the Purchase Agreement dated as of January __, 2003 (the "Purchase Agreement"; capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement) between Purchaser and [_________________], a _______________ corporation, HEREBY CERTIFIES that:

(1) Each of the representations and warranties made by Purchaser in the Purchase Agreement is true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.

(2) Each of the agreements, covenants and obligations required by the Purchase Agreement to be performed or complied with by Purchaser at or before the Closing has been duly performed or complied with in all material respects.

IN WITNESS WHEREOF, Purchaser has caused this Certificate to be executed on its behalf by the undersigned on and as of the ____ day of _____________, ____.

[_________________]

By:___________________________

Name:

Title:

EXHIBIT J

[Assistant] Secretary's Certificate

I, __________, [Assistant] Secretary of [_________________], a _______________ corporation ("Purchaser"), pursuant to Section 7.03 of the Purchase Agreement dated as of January __, 2003 (the " Purchase Agreement") between Purchaser and [_________________], a _______________ corporation, DO HEREBY CERTIFY on behalf of Purchaser as follows:

(1) Attached hereto as Exhibit A is a true, complete and correct copy of the Restated Certificate of Incorporation of Purchaser and all amendments thereto (as so amended, the "Certificate of Incorporation"), and no amendment to the Certificate of Incorporation has been authorized or become effective since the date of the last of such amendments, no amendment or other document relating to or affecting the Certificate of Incorporation has been filed in the office of the Secretary of State of the State of New York since such date and no action has been taken by Purchaser, its stockholders, directors or officers in contemplation of the filing of any such amendment or other document or in contemplation of the liquidation or dissolution of Purchaser.

(2) Attached hereto as Exhibit B is a true, complete and correct copy of the By-Laws of Purchaser as in full force and effect on the date hereof and at all times since [date of last amendment].

(3) Attached hereto as Exhibit C is a true, complete and correct copy of resolutions adopted by the Board of Directors of Purchaser with respect to the Purchase Agreement and the Operative Agreements to which it is a party and the transactions contemplated thereby, which resolutions were duly and validly adopted at a meeting of the Board of Directors of Purchaser on __________, ____, at which a quorum was present and acting throughout. All such resolutions are in full force and effect on the date hereof in the form in which adopted and no other resolutions have been adopted by the Board of Directors of Purchaser or any committee thereof relating to the Purchase Agreement and the Operative Agreements to which it is a party and the transactions contemplated thereby.

(4) Each of the following named individuals is a duly elected or appointed, qualified and acting officer of Purchaser who holds, and at all times since January __, 2002 has held, the office set opposite such individual's name, and the signature written opposite the name and title of such officer is such officer's genuine signature:

[Name] [Title] ________________________________

[Name] [Title] ________________________________

[Name] [Title] ________________________________

[Name] [Title] ________________________________

IN WITNESS WHEREOF, Purchaser has caused this Certificate to be executed on its behalf by the undersigned on and as of the ____ day of _______________, ____.

[_________________]

By:___________________________

Name:

Title:

I, __________, [title of officer] of Purchaser, DO HEREBY CERTIFY on behalf of Purchaser that __________ is the duly elected or appointed, qualified and acting [Assistant] Secretary of Purchaser, and the signature set forth above is the genuine signature of such officer.

_________________________

Name:

Title:

____________, ____

ANNEX A

A ) Form of Pre-Closing Balance Sheet and Closing Balance Sheet (to be prepared in accordance with the Valuation Principles set forth in Section B of this Annex A)

Assets

$

Inventory

Accounts Receivable

Tangible Personal Property (PP&E)

Intangible Personal Property

Prepaid Expenses

Total Assets $

$

Assumed Liabilities

Accounts Payable

Accrued Expenses

Total Assumed Liabilities $

Net Book Value $

B) Valuation Principles

    Except as set forth herein, the same reserve methodology utilized in the preparation of the September Balance Sheet shall be used in the preparation of the Pre-Closing Balance Sheet and the Closing Date Balance Sheet, including a general reserve at the same percentage of total assets (approximately 2.6% for Accounts Receivable and approximately 1.5% for Inventory).
    NCNR or vendor obsolete Inventory without a firm customer order shall be reserved at 100%. The general reserve may be used for this exposure.
    Non-franchised Inventory without a firm customer order shall be reserved at 100%. The general reserve may be used for this exposure.
    Purchase order receipt accruals will be used solely to pay vendor trade invoices in the ordinary course of business and shall not be released to income from the September Balance Sheet (i.e. the accrued liability must appear on the Pre-Closing Balance Sheet and the Closing Date Balance Sheet).
    All vendor net debit balances (i.e., receivables from suppliers) related to suppliers who are not Named Suppliers shall be retained by Seller and shall not be included on the Pre-Closing Balance Sheet or the Closing Date Balance Sheet.
    All vendor debits over 90 days old shall be reserved at 100%.
    No Inventory reserves will be identified for the Retained Intel Volume Business (i.e. any Inventory reserves previously identified on the September Balance Sheet shall not be included on the Pre-Closing Balance Sheet or the Closing Date Balance Sheet, but instead treated as general reserves).
    The Pre-Closing Balance Sheet and the Closing Date Balance Sheet shall include the pro-rata software development costs related to Siebel software (valued at $1.9 million on the September Balance Sheet) based on the number of "seats" licensed by Purchasers to the total number of "seats" licensed by Sellers. No other software development costs shall be included on the Pre-Closing Balance Sheet or the Closing Date Balance Sheet.

ANNEX B

Severance Policy

Policy

It is Pioneer's policy to grant severance pay to eligible employees who are terminated by Pioneer for a reason other than "just cause", as determined by Pioneer.

Eligibility

I. All regular full time and semi-full time employees are eligible, after the first full 90 calendar days of employment.

II. Part-time and temporary employees are not eligible for severance pay.

Guidelines

I. Eligible employees will be paid one week for every full year of service with the company, with a minimum of two weeks severance pay.

II. Severance pay is based on an employee's regular base rate.

III. Severance is paid on the regular payroll schedule (i.e., biweekly or monthly) through the length of the severance period.

IV. The company reserves the right to determine what constitutes "just cause" for termination, which may not necessarily be limited to a breach of any of the standards of conduct listed in the Employee Handbook.

For purposes of this Annex B, (A) the amount of such severance benefits will be increased to cover (i) the actual costs of medical and dental benefits provided to any eligible employees during the severance period and (ii) the actual cost of such outplacement services, provided by such outplacement providers, to any eligible employee, as Sellers and Purchasers shall mutually agree in writing and (B) as to Employees of Pioneer Canada, Purchasers shall be obligated to reimburse Sellers as to the above amounts and (ii) to the extent Canadian Law requires severance payments in excess of the above amounts, Purchasers shall be obligated to reimburse Sellers for only 50% of any such excess payments.